Exhibit 10.1

EXECUTION COPY

OWL ROCK CAPITAL CORPORATION

$150,000,000

4.75% Senior Notes due June 21, 2023

NOTE PURCHASE AGREEMENT

Dated December 21, 2017

-ii-

-iii-

SECTION 18.	NOTICES	42

SECTION 19.	REPRODUCTION OF DOCUMENTS	43

SECTION 20.	CONFIDENTIAL INFORMATION	43

SECTION 21.	SUBSTITUTION OF PURCHASER	44

SECTION 22.	MISCELLANEOUS	45

Section 22.1.	Successors and Assigns	45
Section 22.2.	Accounting Terms	45
Section 22.3.	Severability	45
Section 22.4.	Construction, Etc.	46
Section 22.5.	Counterparts	46
Section 22.6.	Governing Law	46
Section 22.7.	Jurisdiction and Process; Waiver of Jury Trial	46

SECTION 1.	GUARANTY	2

SECTION 2.	OBLIGATIONS ABSOLUTE	3

SECTION 3.	WAIVER	4

SECTION 4.	OBLIGATIONS UNIMPAIRED	4

SECTION 5.	SUBROGATION AND SUBORDINATION	5

SECTION 6.	REINSTATEMENT OF GUARANTY	6

SECTION 7.	RANK OF GUARANTY	6

SECTION 8.	ADDITIONAL COVENANTS OF EACH GUARANTOR	6

SECTION 9.	REPRESENTATIONS AND WARRANTIES OF EACH GUARANTOR	6

Section 9.1.	Organization; Power and Authority	6
Section 9.2.	Authorization, Etc.	6
Section 9.4.	Compliance with Laws, Other instruments, Etc.	7
Section 9.5.	Governmental Authorizations, Etc.	7
Section 9.6.	Information regarding the Company	7
Section 9.7.	Solvency	7

SECTION 11.	TERM OF GUARANTY AGREEMENT	8

SECTION 12.	SURVIVAL OF REPRESENTATIONS AND WARRANTIES; ENTIRE AGREEMENT	8

-iv-

-v-

Schedule A	—	Defined Terms

APPENDIX A	—	Certain definitions from PPM

SCHEDULE 1	—	Form of 4.75% Senior Note due June 21, 2023

SCHEDULE 2.2	—	Form of Subsidiary Guaranty

SCHEDULE 4.4(a)	—	Form of Opinion of Special Counsel for the Company

SCHEDULE 4.4(b)	—	Form of Opinion of Special Counsel for the Purchasers

SCHEDULE 5.3	—	Disclosure Materials

SCHEDULE 5.4	—	Subsidiaries of the Company and Ownership of Subsidiary Stock

SCHEDULE 5.5	—	Financial Statements

SCHEDULE 5.15	—	Existing Indebtedness

SCHEDULE 10.1	—	Affiliate Transactions

PURCHASER SCHEDULE	—	Information Relating to Purchasers

-vi-

OWL ROCK CAPITAL CORPORATION

245 Park Avenue, 41st Floor

New York, NY 10167

4.75% Senior Notes due June 21, 2023

December 21, 2017

TO EACH OF THE PURCHASERS LISTED IN

THE PURCHASER SCHEDULE HERETO:

Ladies and Gentlemen:

OWL ROCK CAPITAL CORPORATION, a Maryland corporation (the “Company”), agrees with each of the Purchasers as follows:

SECTION 1. AUTHORIZATION OF NOTES; INTEREST RATE.

Section 1.1. Authorization of Notes. The Company will authorize the issue and sale of $150,000,000 aggregate principal amount of its 4.75% Senior Notes due June 21, 2023 (the “Notes”). The Notes shall be substantially in the form set out in Schedule 1. Certain capitalized and other terms used in this Agreement are defined in Schedule A and, for purposes of this Agreement, the rules of construction set forth in Section 22.4 shall govern.

Section 1.2. Changes in Interest Rate. (a) If at any time a Below Investment Grade Event occurs, then:

(i) as of the date of the occurrence of the Below Investment Grade Event to and until the date on which such Below Investment Grade Event is no longer continuing (as evidenced by the receipt and delivery to the holders of the Notes of any Rating necessary to cure such Below Investment Grade Event), the Notes shall bear interest at the Adjusted Interest Rate; and

(ii) the Company shall promptly, and in any event within twenty (20) Business Days after a Below Investment Grade Event has occurred, notify the holders of the Notes in writing, sent in the manner provided in Section 18, that a Below Investment Grade Event has occurred, which written notice shall be accompanied by evidence satisfactory to the Required Holders to such effect and confirming the effective date of the Below Investment Grade Event and that the Adjusted Interest Rate will be payable in respect of the Notes in consequence thereof.

OWL ROCK CAPITAL CORPORATION	NOTE PURCHASE AGREEMENT

(b) Each holder of a Note shall, at the Company’s expense, use reasonable efforts to cooperate with any reasonable request made by the Company in connection with any rating appeal or application.

(c) The fees and expenses of any NRSRO and all other costs incurred in connection with obtaining, affirming or appealing a Rating pursuant to this Section 1.2 shall be borne by the Company.

(d) As used herein, “Adjusted Interest Rate” means the interest rate on the Notes shall be the rate per annum which is 0.75% above the stated rate of such Notes. The Adjusted Interest Rate with respect to the Notes shall be 5.50% per annum.

(e) As used herein, a “Below Investment Grade Event” shall occur if

(i) at any time the Company has obtained a Rating of the Notes from only one NRSRO, the then most recent Rating from such NRSRO that is in full force and effect (not having been withdrawn) is less than Investment Grade; or

(ii) at any time the Company has obtained a Rating of the Notes from two NRSROs, the then lower of the most recent Ratings from the NRSROs that are in full force and effect (not having been withdrawn) is less than Investment Grade; or

(iii) at any time the Company has obtained a Rating of the Notes from three or more NRSROs, the then second lowest of the most recent Ratings from the NRSROs that is in full force and effect (not having been withdrawn) is less than Investment Grade; or

(iv) at any time the Company shall have failed to receive and deliver to the holders of the Notes a Rating of the Notes from at least one NRSRO as required pursuant to Section 9.8(b).

(f) Following the occurrence of an Event of Default, the Notes shall bear interest at the Default Rate.

SECTION 2. SALE AND PURCHASE OF NOTES.

Section 2.1. Purchase of Note. Subject to the terms and conditions of this Agreement, the Company will issue and sell to each Purchaser and each Purchaser will purchase from the Company, at the Closing provided for in Section 3, Notes in the principal amount specified opposite such Purchaser’s name in the Purchaser Schedule at the purchase price of 99.25% of the principal amount thereof; provided that, notwithstanding the foregoing, the Company and each Purchaser agree the Notes shall for all purposes be treated as outstanding in the stated principal balance thereof, subject to principal repayments made by the Company. The Purchasers’ obligations hereunder are several and not joint obligations and no Purchaser shall have any liability to any Person for the performance or non-performance of any obligation by any other Purchaser hereunder.

OWL ROCK CAPITAL CORPORATION	NOTE PURCHASE AGREEMENT

Section 2.2. Guarantee. The payment by the Company of all amounts due with respect to the Notes and the performance by the Company of its obligations under this Agreement will be absolutely and unconditionally guaranteed by the Initial Subsidiary Guarantor and any other Subsidiary that delivers a guaranty pursuant to Section 9.7, pursuant to a Subsidiary Guaranty substantially in the form of Schedule 2.2 (the “Subsidiary Guaranty”).

SECTION 3. CLOSING.

The sale and purchase of the Notes to be purchased by each Purchaser shall occur at the offices of Chapman and Cutler LLP, 111 West Monroe Street, Chicago, Illinois 60603, at 9:00 A.M. Chicago time, at not more than two closings (each individually a “Closing” and, collectively, the “Closing”). The first Closing shall be held on December 21, 2017 (the “First Closing Date”); provided, however, that the First Closing Date may be moved to such other Business Day as may be agreed upon by the Company and the Purchasers. The second Closing shall be held on a Business Day, not later than the 10th Business Day following the delivery by the Company of evidence of the Rating of the Notes in accordance with Section 9.8(a) (the “Second Closing Date”) as the Company shall designate by notice to each Purchaser not less than five (5) Business Days prior to the Second Closing Date; provided, however, that the Second Closing Date may be moved to such other Business Day as may be agreed upon by the Company and the Purchasers (each of the First Closing Date and the Second Closing Date being a “Closing Date”). At each Closing the Company will deliver to each Purchaser the Notes to be purchased by such Purchaser in the form of a single Note (or such greater number of Notes in denominations of at least $100,000 as such Purchaser may request) dated the date of such Closing and registered in such Purchaser’s name (or in the name of its nominee), against delivery by such Purchaser to the Company or its order of immediately available funds in the amount of the purchase price therefor by wire transfer of immediately available funds for the account of the Company to account number XXXXXXX at State Street Bank and Trust Co. NA, Boston, Massachusetts, ABA number XXXXXXXXX, account name: Owl Rock Capital Corp, ORCK. If at the Closing the Company shall fail to tender such Notes to any Purchaser as provided above in this Section 3, or any of the conditions specified in Section 4 shall not have been fulfilled to such Purchaser’s satisfaction, such Purchaser shall, at its election, be relieved of all further obligations under this Agreement, without thereby waiving any rights such Purchaser may have by reason of such failure by the Company to tender such Notes or any of the conditions specified in Section 4 not having been fulfilled to such Purchaser’s satisfaction.

SECTION 4. CONDITIONS TO CLOSING.

Each Purchaser’s obligation to purchase and pay for the Notes to be sold to such Purchaser at a Closing is subject to the fulfillment to such Purchaser’s satisfaction, prior to or at such Closing, of the following conditions:

Section 4.1. Representations and Warranties. The representations and warranties of the Company in this Agreement and of the Initial Subsidiary Guarantor in the Subsidiary Guaranty shall be correct when made and at such Closing.

OWL ROCK CAPITAL CORPORATION	NOTE PURCHASE AGREEMENT

Section 4.2. Performance; No Default. The Company shall have performed and complied with all agreements and conditions contained in this Agreement required to be performed or complied with by it prior to or at such Closing. Before and after giving effect to the issue and sale of the Notes (and the application of the proceeds thereof as contemplated by Section 5.14), no Default or Event of Default shall have occurred and be continuing.

Section 4.3. Compliance Certificates.

(a) Officer’s Certificate. Each Obligor shall have delivered to such Purchaser an Officer’s Certificate, dated the date of such Closing, certifying that the conditions specified in Sections 4.1, 4.2, 4.9 and 4.14 have been fulfilled.

(b) Secretary’s Certificate. Each Obligor shall have delivered to such Purchaser a certificate of its Secretary or Assistant Secretary, dated the date of such Closing, certifying as to (i) the resolutions attached thereto and other corporate proceedings relating to the authorization, execution and delivery of the Note Documents to which it is a party and (ii) such Obligor’s organizational documents as then in effect.

Section 4.4. Opinions of Counsel. Such Purchaser shall have received opinions in form and substance satisfactory to such Purchaser, dated the date of such Closing (a) from Eversheds Sutherland (US) LLP, counsel for the Obligors, covering the matters set forth in Schedule 4.4(a) and covering such other matters incident to the transactions contemplated hereby as such Purchaser or its counsel may reasonably request (and the Company hereby instructs its counsel to deliver such opinion to the Purchasers) and (b) from Chapman and Cutler LLP, the Purchasers’ special counsel in connection with such transactions, substantially in the form set forth in Schedule 4.4(b) and covering such other matters incident to such transactions as such Purchaser may reasonably request.

Section 4.5. Purchase Permitted by Applicable Law, Etc. On the date of such Closing such Purchaser’s purchase of Notes shall (a) be permitted by the laws and regulations of each jurisdiction to which such Purchaser is subject, without recourse to provisions (such as section 1405(a)(8) of the New York Insurance Law) permitting limited investments by insurance companies without restriction as to the character of the particular investment, (b) not violate any applicable law or regulation (including Regulation T, U or X of the Board of Governors of the Federal Reserve System) and (c) not subject such Purchaser to any tax, penalty or liability under or pursuant to any applicable law or regulation, which law or regulation was not in effect on the date hereof. If requested by such Purchaser, such Purchaser shall have received an Officer’s Certificate certifying as to such matters of fact as such Purchaser may reasonably specify to enable such Purchaser to determine whether such purchase is so permitted.

Section 4.6. Sale of Other Notes. Contemporaneously with such Closing the Company shall sell to each other Purchaser and each other Purchaser shall purchase the Notes to be purchased by it at such Closing as specified in the Purchaser Schedule.

Section 4.7. Payment of Special Counsel Fees. Without limiting Section 15.1, the Company shall have paid on or before such Closing the fees, charges and disbursements of the Purchasers’ special counsel referred to in Section 4.4 to the extent reflected in a statement of such counsel rendered to the Company at least one Business Day prior to such Closing.

OWL ROCK CAPITAL CORPORATION	NOTE PURCHASE AGREEMENT

Section 4.8. Private Placement Number. A Private Placement Number issued by Standard & Poor’s CUSIP Service Bureau (in cooperation with the SVO) shall have been obtained for the Notes.

Section 4.9. Changes in Corporate Structure. The Company shall not have changed its jurisdiction of incorporation or organization, as applicable, or been a party to any merger or consolidation or succeeded to all or any substantial part of the liabilities of any other entity, at any time following the date of the most recent financial statements referred to in Schedule 5.5.

Section 4.10. Funding Instructions. At least three Business Days prior to the date of such Closing, each Purchaser shall have received written instructions signed by a Responsible Officer on letterhead of the Company confirming the information specified in Section 3 including (i) the name and address of the transferee bank, (ii) such transferee bank’s ABA number and (iii) the account name and number into which the purchase price for the Notes is to be deposited.

Section 4.11. Subsidiary Guaranty. The Initial Subsidiary Guarantor shall have duly authorized, executed and delivered the Subsidiary Guaranty and such Purchaser shall have received a copy thereof.

Section 4.12. Rating. In the case of the second Closing, the Notes shall be rated “BBB-” or better by Kroll, which rating shall specifically describe the Notes, including their interest rate, maturity and Private Placement Number.

Section 4.13. Second Closing. In the case of the second Closing, the transactions contemplated herein with respect to the first Closing shall have been consummated in accordance with the terms and provisions hereof, except to the extent of any failure of such transactions so to have been consummated that was caused by any failure of any Purchaser to perform its obligations hereunder.

Section 4.14. Asset Coverage Test. After giving effect to each issuance of the Notes, the Asset Coverage Ratio shall not be less than the Investment Company Act Asset Coverage.

Section 4.15. Consent of Holders of Other Indebtedness. On or prior to the date of the first Closing, any consents or approvals required to be obtained from any holder or holders of any outstanding Indebtedness of the Company or its Subsidiaries and any amendments of agreements pursuant to which any Indebtedness may have been issued which shall be necessary to permit the consummation of the transactions contemplated hereby shall have been obtained (and shall be in full force and effect on the date of each Closing) and shall be satisfactory to such Purchaser and its special counsel.

OWL ROCK CAPITAL CORPORATION	NOTE PURCHASE AGREEMENT

Section 4.16. Proceedings and Documents. All corporate and other proceedings in connection with the transactions contemplated by this Agreement and all documents and instruments incident to such transactions shall be satisfactory to such Purchaser and its special counsel, and such Purchaser and its special counsel shall have received all such counterpart originals or certified or other copies of such documents as such Purchaser or such special counsel may reasonably request.

SECTION 5. REPRESENTATIONS AND WARRANTIES OF THE COMPANY.

The Company represents and warrants to each Purchaser, as of the date of each Closing (or, if any such representations and warranties expressly relate to an earlier date, then as of such earlier date), that:

Section 5.1. Organization; Power and Authority. (a) The Company is a corporation duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation, and is duly qualified as a foreign corporation and is in good standing in each jurisdiction in which such qualification is required by law, other than those jurisdictions as to which the failure to be so qualified or in good standing could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. The Company has the corporate power and authority to own or hold under lease the properties it purports to own or hold under lease, to transact the business it transacts and proposes to transact, to execute and deliver this Agreement and the Notes and to perform the provisions hereof and thereof.

(b) The Initial Subsidiary Guarantor is duly organized or incorporated, validly existing and in good standing (to the extent such concept applies) under the laws of its jurisdiction of organization or incorporation, and is duly qualified as a foreign company, as the case may be, and is in good standing in each jurisdiction in which such qualification is required by law, other than those jurisdictions as to which the failure to be so qualified or in good standing could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. The Initial Subsidiary Guarantor has the power and authority, as the case may be, to own or hold under lease the properties it purports to own or hold under lease, to transact the business it transacts and proposes to transact, to execute and deliver the Subsidiary Guaranty and to perform the provisions thereof.

Section 5.2. Authorization, Etc. Each of the Note Documents has been duly authorized by all necessary corporate or partnership action on the part of each Obligor party thereto, and upon execution and delivery thereof each Note Document will constitute a legal, valid and binding obligation of such Obligor to the extent it is a party thereto enforceable against such Obligor in accordance with its terms, except as such enforceability may be limited by (i) applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the enforcement of creditors’ rights generally and (ii) general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

OWL ROCK CAPITAL CORPORATION	NOTE PURCHASE AGREEMENT

Section 5.3. Disclosure. (a) The Company, through its agents, Deutsche Bank Securities Inc. and GreensLedge Capital Markets LLC, has delivered to each Purchaser a copy of a Lender Presentation, dated December, 2017 (the “Presentation”), relating to the transactions contemplated hereby. The Presentation does not contain any untrue statement of a material fact. The Company’s most recent Form 10-K and Form 10-Q fairly describes, in all material respects, the general nature of the business and principal properties of the Company and its Subsidiaries. This Agreement, the financial statements listed in Schedule 5.5 and the documents, certificates or other writings delivered to the Purchasers by or on behalf of the Company (other than financial projections, pro forma financial information, and other forward-looking information referenced in Section 5.3(b)) prior to December 15, 2017 in connection with the transactions contemplated hereby and identified in Schedule 5.3 (this Agreement and such documents, certificates or other writings and such financial statements delivered to each Purchaser (other than financial projections, pro forma financial information, and other forward-looking information referenced in Section 5.3(b)) being referred to, collectively, as the “Disclosure Documents”), taken as a whole, do not contain any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein not misleading in light of the circumstances under which they were made. Except as disclosed in the Disclosure Documents, since December 31, 2016, there has been no change in the financial condition, operations, business, properties or prospects of the Company or any Subsidiary except changes that could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. There is no fact known to the Company that could reasonably be expected to have a Material Adverse Effect that has not been set forth herein or in the Disclosure Documents.

(b) All financial projections, pro forma financial information and other forward-looking information which has been delivered to each Purchaser by or on behalf of the Company in connection with the transactions contemplated by this Agreement are based upon good faith assumptions and, in the case of financial projections and pro forma financial information, good faith estimates, in each case, believed to be reasonable at the time made, it being recognized that (i) such financial information as it relates to future events is subject to significant uncertainty and contingencies (many of which are beyond the control of the Company) and are therefore not to be viewed as fact, and (ii) actual results during the period or periods covered by such financial information may materially differ from the results set forth therein.

Section 5.4. Organization and Ownership of Shares of Subsidiaries; Affiliates. (a) Schedule 5.4 contains (except as noted therein) complete and correct lists of (i) the Company’s Subsidiaries, showing, as to each Subsidiary, the name thereof, the jurisdiction of its organization, the percentage of shares of each class of its capital stock or similar equity interests outstanding owned by the Company and each other Subsidiary and whether such Subsidiary is a Subsidiary Guarantor, (ii) the Company’s Affiliates, other than Subsidiaries, and (iii) the Company’s directors and senior officers.

(b) All of the outstanding shares of capital stock or similar equity interests of each Subsidiary shown in Schedule 5.4 as being owned by the Company and its Subsidiaries have been validly issued, are fully paid and non-assessable and are owned by the Company or another Subsidiary free and clear of any Lien that is prohibited by this Agreement.

OWL ROCK CAPITAL CORPORATION	NOTE PURCHASE AGREEMENT

(c) Each Subsidiary is a corporation or other legal entity duly organized, validly existing and, where applicable, in good standing under the laws of its jurisdiction of organization, and is duly qualified as a foreign corporation or other legal entity and, where applicable, is in good standing in each jurisdiction in which such qualification is required by law, other than those jurisdictions as to which the failure to be so qualified or in good standing could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. Each such Subsidiary has the corporate or other power and authority to own or hold under lease the properties it purports to own or hold under lease and to transact the business it transacts and proposes to transact.

(d) No Subsidiary is subject to any legal, regulatory, contractual or other restriction (other than the agreements listed on Schedule 5.4 and customary limitations imposed by corporate law or similar statutes) restricting the ability of such Subsidiary to pay dividends out of profits or make any other similar distributions of profits to the Company or any of its Subsidiaries that owns outstanding shares of capital stock or similar equity interests of such Subsidiary.

Section 5.5. Financial Statements; Material Liabilities. The Company has delivered to each Purchaser copies of the financial statements of the Company and its Subsidiaries listed on Schedule 5.5. All of such financial statements (including in each case the related schedules and notes) fairly present in all material respects the consolidated financial position of the Company and its Subsidiaries as of the respective dates of such financial statements and the consolidated results of their operations and cash flows for the respective periods covered thereby and have been prepared in accordance with GAAP consistently applied throughout the periods involved except as set forth in the notes thereto (subject, in the case of any interim financial statements, to normal year-end adjustments).

Section 5.6. Compliance with Laws, Other Instruments, Etc. The execution, delivery and performance by each Obligor of the Note Documents to which such Obligor is a party will not (i) contravene, result in any breach of, or constitute a default under, or result in the creation of any Lien in respect of any property of such Obligor or any Subsidiary under, any (A) indenture, mortgage, deed of trust, loan, purchase or credit agreement, lease or any other agreement or instrument to which such Obligor or any of its Subsidiaries is bound or by which such Obligor, or any of its Subsidiaries or any of their respective properties may be bound or affected or (B) the corporate charter, regulations or by-laws, shareholders agreement of such Obligor or any Subsidiary, (ii) conflict with or result in a breach of any of the terms, conditions or provisions of any order, judgment, decree or ruling of any court, arbitrator or Governmental Authority applicable to such Obligor or any of its Subsidiaries, or (iii) violate any provision of any statute or other rule or regulation of any Governmental Authority applicable to such Obligor or any Subsidiary, in each case, except where any of the foregoing (other than clause (i)(B) above), individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect.

Section 5.7. Governmental Authorizations, Etc. No consent, approval or authorization of, or registration, filing or declaration with, any Governmental Authority is required in connection with the execution, delivery or performance by any Obligor of the Note Documents to which it is a party, other than any filing required under the Securities Exchange Act of 1934 or the rules or regulations promulgated thereunder on Form 8-K, Form 10-Q, or Form 10-K.

OWL ROCK CAPITAL CORPORATION	NOTE PURCHASE AGREEMENT

Section 5.8. Litigation; Observance of Agreements, Statutes and Orders. (a) There are no actions, suits, investigations or proceedings pending or, to the best knowledge of the Company, threatened against or affecting the Company or any Subsidiary or any property of the Company or any Subsidiary in any court or before any arbitrator of any kind or before or by any Governmental Authority that could, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

(b) Neither the Company nor any Subsidiary is (i) in default under any agreement or instrument to which it is a party or by which it is bound, (ii) in violation of any order, judgment, decree or ruling of any court, any arbitrator of any kind or any Governmental Authority or (iii) in violation of any applicable law, ordinance, rule or regulation of any Governmental Authority (including Environmental Laws, the USA PATRIOT Act or any of the other laws and regulations that are referred to in Section 5.16), which default or violation could, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

Section 5.9. Taxes. The Company and its Subsidiaries have filed all tax returns that are required to have been filed in any jurisdiction, and have paid all taxes shown to be due and payable on such returns and all other taxes and assessments levied upon them or their properties, assets, income or franchises, to the extent such taxes and assessments have become due and payable and before they have become delinquent, except for any taxes and assessments (i) where the failure to file or pay, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect or (ii) the amount, applicability or validity of which is currently being contested in good faith by appropriate proceedings and with respect to which the Company or a Subsidiary, as the case may be, has established adequate reserves in accordance with GAAP. The Company knows of no basis for any other tax or assessment that could, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. The charges, accruals and reserves on the books of the Company and its Subsidiaries in respect of U.S. federal, state or other taxes for all fiscal periods are adequate.

Section 5.10. Title to Property; Leases. The Company and its Subsidiaries have good and sufficient title to their respective properties that individually or in the aggregate are Material, including all such properties reflected in the most recent audited balance sheet referred to in Section 5.5 or purported to have been acquired by the Company or any Subsidiary after such date (except as sold or otherwise disposed of in the ordinary course of business), in each case free and clear of Liens prohibited by this Agreement. All leases that individually or in the aggregate are Material are valid and subsisting and are in full force and effect in all material respects.

Section 5.11. Licenses, Permits, Etc. (a) The Company and its Subsidiaries own or possess all licenses, permits, franchises, authorizations, patents, copyrights, proprietary software, service marks, trademarks and trade names, or rights thereto, that individually or in the aggregate are Material, without known conflict with the rights of others, except for any such conflicts that, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect.

OWL ROCK CAPITAL CORPORATION	NOTE PURCHASE AGREEMENT

(b) To the best knowledge of the Company, no product or service of the Company or any of its Subsidiaries infringes in any material respect any license, permit, franchise, authorization, patent, copyright, proprietary software, service mark, trademark, trade name or other right owned by any other Person, except for any such infringements that, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect.

(c) To the best knowledge of the Company, there is no Material violation by any Person of any right of the Company or any of its Subsidiaries with respect to any license, permit, franchise, authorization, patent, copyright, proprietary software, service mark, trademark, trade name or other right owned or used by the Company or any of its Subsidiaries.

Section 5.12. Compliance with Employee Benefit Plans. Neither the Company nor any ERISA Affiliate maintains, contributes to or is obligated to maintain or contribute to, or has, at any time within the past six years, maintained, contributed to or been obligated to maintain or contribute to, any employee benefit plan which is subject to Title I or Title IV of ERISA or section 4975 of the Code. Neither the Company nor any ERISA Affiliate is, or has ever been at any time within the past six years, a “party in interest” (as defined in section 3(14) of ERISA) or a “disqualified person” (as defined in section 4975 of the Code) with respect to any Plan.

Section 5.13. Private Offering by the Company. Neither the Company nor anyone acting on its behalf has offered the Notes or any similar Securities for sale to, or solicited any offer to buy the Notes or any similar Securities from, or otherwise approached or negotiated in respect thereof with, any Person other than the Purchasers and not more than 9 other Institutional Investors, each of which has been offered the Notes at a private sale for investment. Neither the Company nor anyone acting on its behalf has taken, or will take, any action that would subject the issuance or sale of the Notes to the registration requirements of section 5 of the Securities Act or to the registration requirements of any Securities or blue sky laws of any applicable jurisdiction.

Section 5.14. Use of Proceeds; Margin Regulations. No part of the proceeds from the sale of the Notes hereunder will be used, directly or indirectly, for the purpose of buying or carrying any margin stock within the meaning of Regulation U of the Board of Governors of the Federal Reserve System (12 CFR 221), or for the purpose of buying or carrying or trading in any Securities under such circumstances as to involve the Company in a violation of Regulation X of said Board (12 CFR 224) or to involve any broker or dealer in a violation of Regulation T of said Board (12 CFR 220). Margin stock does not constitute more than 10% of the value of the consolidated assets of the Company and its Subsidiaries and the Company does not have any present intention that margin stock will constitute more than 10% of the value of such assets. As used in this Section, the terms “margin stock” and “purpose of buying or carrying” shall have the meanings assigned to them in said Regulation U.

Section 5.15. Existing Indebtedness; Future Liens. (a) Except as described therein, Schedule 5.15 sets forth a complete and correct list of all outstanding Indebtedness of the Company and its Subsidiaries as of December 21, 2017 (including descriptions of the obligors and obligees, principal amounts outstanding, any collateral therefor and any Guaranty thereof), since which date there has been no Material change in the amounts, interest rates, sinking funds, installment payments or maturities of the Indebtedness of the Company or its Subsidiaries. Neither the Company nor any Subsidiary is in default and no waiver of default is currently in

OWL ROCK CAPITAL CORPORATION	NOTE PURCHASE AGREEMENT

effect, in the payment of any principal or interest on any Indebtedness of the Company or such Subsidiary and no event or condition exists with respect to any Indebtedness of the Company or any Subsidiary that would permit (or that with notice or the lapse of time, or both, would permit) one or more Persons to cause such Indebtedness to become due and payable before its stated maturity or before its regularly scheduled dates of payment.

(b) Except as disclosed in Schedule 5.15, as of December 21, 2017, neither the Company nor any Subsidiary has agreed or consented to cause or permit any of its property, whether now owned or hereafter acquired, to be subject to a Lien that secures Indebtedness or to cause or permit in the future (upon the happening of a contingency or otherwise) any of its property, whether now owned or hereafter acquired, to be subject to a Lien that secures Indebtedness.

(c) Neither the Company nor any Subsidiary is a party to, or otherwise subject to any provision contained in, any instrument evidencing Indebtedness of the Company or such Subsidiary, any agreement relating thereto or any other agreement (including its charter or any other organizational document) which limits the amount of, or otherwise imposes restrictions on the incurring of, Indebtedness of the Company, except as disclosed in Schedule 5.15.

Section 5.16. Foreign Assets Control Regulations, Etc. (a) Neither the Company nor any Controlled Entity (i) is a Blocked Person or Canada Blocked Person, (ii) has been notified that its name appears or may in the future appear on a State Sanctions List or (iii) is a target of sanctions that have been imposed by the United Nations or the European Union.

(b) Neither the Company nor any Controlled Entity (i) has violated, been found in violation of, or been charged or convicted under, any applicable U.S. Economic Sanctions Laws, any Canadian Economic Sanctions Laws, Anti-Money Laundering Laws or Anti-Corruption Laws or (ii) to the Company’s knowledge, is under investigation by any Governmental Authority for possible violation of any U.S. Economic Sanctions Laws, any Canadian Economic Sanctions Laws, Anti-Money Laundering Laws or Anti-Corruption Laws.

(c) No part of the proceeds from the sale of the Notes hereunder:

(i) constitutes or will constitute funds obtained on behalf of any Blocked Person or Canada Blocked Person or will otherwise be used by the Company or any Controlled Entity, directly or indirectly, (A) in connection with any investment in, or any transactions or dealings with, any Blocked Person or Canada Blocked Person, (B) for any purpose that would cause any Purchaser to be in violation of any U.S. Economic Sanctions Laws or any Canadian Economic Sanctions Laws or (C) otherwise in violation of any U.S. Economic Sanctions Laws or any Canadian Economic Sanctions Laws;

(ii) will be used, directly or indirectly, in violation of, or cause any Purchaser to be in violation of, any applicable Anti-Money Laundering Laws; or

OWL ROCK CAPITAL CORPORATION	NOTE PURCHASE AGREEMENT

(iii) will be used, directly or indirectly, for the purpose of making any improper payments, including bribes, to any Governmental Official or commercial counterparty in order to obtain, retain or direct business or obtain any improper advantage, in each case which would be in violation of, or cause any Purchaser to be in violation of, any applicable Anti-Corruption Laws.

(d) The Company has established procedures and controls which it reasonably believes are adequate (and otherwise comply with applicable law) to ensure that the Company and each Controlled Entity is and will continue to be in compliance with all applicable U.S. Economic Sanctions Laws, Canadian Economic Sanctions Laws, Anti-Money Laundering Laws and Anti-Corruption Laws.

Section 5.17. Status under Certain Statutes. Neither the Company nor any Subsidiary is subject to regulation under the Public Utility Holding Company Act of 2005, the ICC Termination Act of 1995, or the Federal Power Act.

Section 5.18. Environmental Matters. (a) Neither the Company nor any Subsidiary has knowledge of any claim or has received any notice of any claim and no proceeding has been instituted asserting any claim against the Company or any of its Subsidiaries or any of their respective real properties or other assets now or formerly owned, leased or operated by any of them, alleging any damage to the environment or violation of any Environmental Laws, except, in each case, such as could not reasonably be expected to result in a Material Adverse Effect.

(b) Neither the Company nor any Subsidiary has knowledge of any facts which would give rise to any claim, public or private, of violation of Environmental Laws or damage to the environment emanating from, occurring on or in any way related to real properties now or formerly owned, leased or operated by any of them or to other assets or their use, except, in each case, such as could not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect.

(c) Neither the Company nor any Subsidiary has stored any Hazardous Materials on real properties now or formerly owned, leased or operated by any of them in a manner which is contrary to any Environmental Law that could, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect.

(d) Neither the Company nor any Subsidiary has disposed of any Hazardous Materials in a manner which is contrary to any Environmental Law that could, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect.

(e) All buildings on all real properties now owned, leased or operated by the Company or any Subsidiary are in compliance with applicable Environmental Laws, except where failure to comply could not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect.

OWL ROCK CAPITAL CORPORATION	NOTE PURCHASE AGREEMENT

Section 5.19. Investment Company Act.

(a) Status as Business Development Company. The Company has elected to be regulated as a “business development company” within the meaning of the Investment Company Act and qualifies as a RIC.

(b) Compliance with Investment Company Act. The business and other activities of the Company and its Subsidiaries, including the issuance of the Notes hereunder, the application of the proceeds and repayment thereof by the Company and the consummation of the transactions contemplated by this Agreement do not result in a violation or breach in any material respect of the provisions of the Investment Company Act or any rules, regulations or orders issued by the SEC thereunder, in each case that are applicable to the Company and its Subsidiaries.

(c) Investment Policies. The Company is in compliance in all respects with the Investment Policies, except to the extent that the failure to so comply could not reasonably be expected to have a Material Adverse Effect.

SECTION 6. REPRESENTATIONS OF THE PURCHASERS.

Section 6.1. Purchase for Investment. Each Purchaser severally represents that it is purchasing the Notes for its own account or for one or more separate accounts maintained by such Purchaser or for the account of one or more pension or trust funds and not with a view to the distribution thereof, provided that the disposition of such Purchaser’s or their property shall at all times be within such Purchaser’s or their control. Each Purchaser understands that the Notes have not been registered under the Securities Act and may be resold only if registered pursuant to the provisions of the Securities Act or if an exemption from registration is available, except under circumstances where neither such registration nor such an exemption is required by law, and that the Company is not required to register the Notes.

Section 6.2. Source of Funds. Each Purchaser severally represents that at least one of the following statements is an accurate representation as to each source of funds (a “Source”) to be used by such Purchaser to pay the purchase price of the Notes to be purchased by such Purchaser hereunder:

(a) the Source is an “insurance company general account” (as the term is defined in the United States Department of Labor’s Prohibited Transaction Exemption (“PTE”) 95-60) in respect of which the reserves and liabilities (as defined by the annual statement for life insurance companies approved by the NAIC (the “NAIC Annual Statement”)) for the general account contract(s) held by or on behalf of any employee benefit plan together with the amount of the reserves and liabilities for the general account contract(s) held by or on behalf of any other employee benefit plans maintained by the same employer (or affiliate thereof as defined in PTE 95-60) or by the same employee organization in the general account do not exceed 10% of the total reserves and liabilities of the general account (exclusive of separate account liabilities) plus surplus as set forth in the NAIC Annual Statement filed with such Purchaser’s state of domicile; or

OWL ROCK CAPITAL CORPORATION	NOTE PURCHASE AGREEMENT

(b) the Source is a separate account that is maintained solely in connection with such Purchaser’s fixed contractual obligations under which the amounts payable, or credited, to any employee benefit plan (or its related trust) that has any interest in such separate account (or to any participant or beneficiary of such plan (including any annuitant)) are not affected in any manner by the investment performance of the separate account; or

(c) the Source is either (i) an insurance company pooled separate account, within the meaning of PTE 90-1 or (ii) a bank collective investment fund, within the meaning of the PTE 91-38 and, except as disclosed by such Purchaser to the Company in writing pursuant to this clause (c), no employee benefit plan or group of plans maintained by the same employer or employee organization beneficially owns more than 10% of all assets allocated to such pooled separate account or collective investment fund; or

(d) the Source constitutes assets of an “investment fund” (within the meaning of Part VI of PTE 84-14 (the “QPAM Exemption”)) managed by a “qualified professional asset manager” or “QPAM” (within the meaning of Part VI of the QPAM Exemption), no employee benefit plan’s assets that are managed by the QPAM in such investment fund, when combined with the assets of all other employee benefit plans established or maintained by the same employer or by an affiliate (within the meaning of Part VI(c)(1) of the QPAM Exemption) of such employer or by the same employee organization and managed by such QPAM, represent more than 20% of the total client assets managed by such QPAM, the conditions of Part I(c) and (g) of the QPAM Exemption are satisfied, neither the QPAM nor a person controlling or controlled by the QPAM maintains an ownership interest in the Company that would cause the QPAM and the Company to be “related” within the meaning of Part VI(h) of the QPAM Exemption and (i) the identity of such QPAM and (ii) the names of any employee benefit plans whose assets in the investment fund, when combined with the assets of all other employee benefit plans established or maintained by the same employer or by an affiliate (within the meaning of Part VI(c)(1) of the QPAM Exemption) of such employer or by the same employee organization, represent 10% or more of the assets of such investment fund, have been disclosed to the Company in writing pursuant to this clause (d); or

(e) the Source constitutes assets of a “plan(s)” (within the meaning of Part IV(h) of PTE 96-23 (the “INHAM Exemption”)) managed by an “in-house asset manager” or “INHAM” (within the meaning of Part IV(a) of the INHAM Exemption), the conditions of Part I(a), (g) and (h) of the INHAM Exemption are satisfied, neither the INHAM nor a person controlling or controlled by the INHAM (applying the definition of “control” in Part IV(d)(3) of the INHAM Exemption) owns a 10% or more interest in the Company and (i) the identity of such INHAM and (ii) the name(s) of the employee benefit plan(s) whose assets constitute the Source have been disclosed to the Company in writing pursuant to this clause (e); or

(f) the Source is a governmental plan; or

OWL ROCK CAPITAL CORPORATION	NOTE PURCHASE AGREEMENT

(g) the Source is one or more employee benefit plans, or a separate account or trust fund comprised of one or more employee benefit plans, each of which has been identified to the Company in writing pursuant to this clause (g); or

(h) the Source does not include assets of any employee benefit plan, other than a plan exempt from the coverage of ERISA.

As used in this Section 6.2, the terms “employee benefit plan,” “governmental plan,” and “separate account” shall have the respective meanings assigned to such terms in section 3 of ERISA.

SECTION 7. INFORMATION AS TO COMPANY

Section 7.1. Financial and Business Information. The Company shall deliver to each holder of a Note that is an Institutional Investor:

(a) Quarterly Statements — within 45 days (or such shorter period as is 15 days greater than the period applicable to the filing of the Company’s Quarterly Report on Form 10-Q (the “Form 10-Q”) with the SEC regardless of whether the Company is subject to the filing requirements thereof) after the end of each quarterly fiscal period in each fiscal year of the Company (other than the last quarterly fiscal period of each such fiscal year), duplicate copies of,

(i) a consolidated balance sheet of the Company and its Subsidiaries as at the end of such quarter, and

(ii) consolidated statements of operations, changes in net assets and cash flows of the Company and its Subsidiaries, for such quarter and (in the case of the second and third quarters) for the portion of the fiscal year ending with such quarter, setting forth in each case in comparative form the figures for the corresponding periods in the previous fiscal year, all in reasonable detail, prepared in accordance with GAAP applicable to quarterly financial statements generally, and certified by a Senior Financial Officer as fairly presenting, in all material respects, the financial position of the companies being reported on and their results of operations and cash flows, subject to changes resulting from year-end adjustments;

(b) Annual Statements — within 90 days (or such shorter period as is 15 days greater than the period applicable to the filing of the Company’s Annual Report on Form 10-K (the “Form 10-K”) with the SEC regardless of whether the Company is subject to the filing requirements thereof) after the end of each fiscal year of the Company, duplicate copies of

(i) a consolidated balance sheet of the Company and its Subsidiaries as at the end of such year, and

OWL ROCK CAPITAL CORPORATION	NOTE PURCHASE AGREEMENT

(ii) consolidated statements of operations, changes in net assets and cash flows of the Company and its Subsidiaries for such year,

setting forth in each case in comparative form the figures for the previous fiscal year, all in reasonable detail, prepared in accordance with GAAP, and accompanied by an opinion thereon of independent public accountants of recognized national standing, which opinion shall state that such financial statements present fairly, in all material respects, the financial position of the companies being reported upon and their results of operations and cash flows and have been prepared in conformity with GAAP, and that the examination of such accountants in connection with such financial statements has been made in accordance with generally accepted auditing standards, and that such audit provides a reasonable basis for such opinion in the circumstances;

(c) SEC and Other Reports — promptly upon their becoming available, one copy of (i) each financial statement, proxy statement or similar document sent by the Company or any Subsidiary to its public Securities holders generally, and (ii) each regular or periodic report, each registration statement (without exhibits except as expressly requested by such holder), and each prospectus and all amendments thereto filed by the Company or any Subsidiary with the SEC and of all press releases and other statements made available generally by the Company or any Subsidiary to the public concerning developments that are Material;

(d) Notice of Default or Event of Default — promptly, and in any event within 5 days after a Responsible Officer becoming aware of the existence of any Default or Event of Default or that any Person has given any notice or taken any action with respect to a claimed default hereunder or that any Person has given any notice or taken any action with respect to a claimed default of the type referred to in Section 11(f), a written notice specifying the nature and period of existence thereof and what action the Company is taking or proposes to take with respect thereto;

(e) Employee Benefits Matters — promptly, and in any event within 5 days after a Responsible Officer becoming aware of any of the following, a written notice setting forth the nature thereof and the action, if any, that the Company or an ERISA Affiliate proposes to take with respect thereto:

(i) with respect to any Plan, any reportable event, as defined in section 4043(c) of ERISA and the regulations thereunder, for which notice thereof has not been waived pursuant to such regulations as in effect on the date hereof;

(ii) the taking by the PBGC of steps to institute, or the threatening by the PBGC of the institution of, proceedings under section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Plan, or the receipt by the Company or any ERISA Affiliate of a notice from a Multiemployer Plan that such action has been taken by the PBGC with respect to such Multiemployer Plan;

OWL ROCK CAPITAL CORPORATION	NOTE PURCHASE AGREEMENT

(iii) any event, transaction or condition that could result in the incurrence of any liability by the Company or any ERISA Affiliate pursuant to Title I or IV of ERISA or the penalty or excise tax provisions of the Code relating to employee benefit plans, or in the imposition of any Lien on any of the rights, properties or assets of the Company or any ERISA Affiliate pursuant to Title I or IV of ERISA or such penalty or excise tax provisions, if such liability or Lien, taken together with any other such liabilities or Liens then existing, could reasonably be expected to have a Material Adverse Effect; or

(iv) receipt of notice of the imposition of a Material financial penalty (which for this purpose shall mean any tax, penalty or other liability, whether by way of indemnity or otherwise) with respect to one or more Non-U.S. Plans;

(f) Notices from Governmental Authority — promptly, and in any event within 30 days of receipt thereof, copies of any notice to the Company or any Subsidiary from any Governmental Authority relating to any order, ruling, statute or other law or regulation that could reasonably be expected to have a Material Adverse Effect;

(g) Resignation or Replacement of Auditors — within 10 days following the date on which the Company’s auditors resign or the Company elects to change auditors, as the case may be, notification thereof, together with such further information as the Required Holders may request;

(h) Other Material Developments — with reasonable promptness, any other development that results in, or could reasonably be expected to result in, a Material Adverse Effect; and

(i) Requested Information — with reasonable promptness, such other data and information relating to the business, operations, affairs, financial condition, assets or properties of the Company or any of its Subsidiaries or relating to the ability of the Company to perform its obligations hereunder and under the Notes as from time to time may be reasonably requested by any such holder of a Note.

Section 7.2. Officer’s Certificate. Each set of financial statements delivered to a holder of a Note pursuant to Section 7.1(a) or Section 7.1(b) shall be accompanied by a certificate of a Senior Financial Officer:

(a) Covenant Compliance — setting forth the information from such financial statements that is required in order to establish whether the Company was in compliance with the requirements of Section 10.8 during the quarterly or annual period covered by the financial statements then being furnished (including with respect to each such provision that involves mathematical calculations, the information from such financial statements that is required to perform such calculations) and detailed calculations of the maximum or minimum amount, ratio or percentage, as the case may be, permissible under the terms of such Section, and the calculation of the amount, ratio or percentage then in existence. In the event that the Company or any Subsidiary has made an election

OWL ROCK CAPITAL CORPORATION	NOTE PURCHASE AGREEMENT

to measure any financial liability using fair value (which election is being disregarded for purposes of determining compliance with this Agreement pursuant to Section 22.2) as to the period covered by any such financial statement, such Senior Financial Officer’s certificate as to such period shall include a reconciliation from GAAP with respect to such election;

(b) Event of Default — certifying that such Senior Financial Officer has reviewed the relevant terms hereof and has made, or caused to be made, under his or her supervision, a review of the transactions and conditions of the Company and its Subsidiaries from the beginning of the quarterly or annual period covered by the statements then being furnished to the date of the certificate and that such review shall not have disclosed the existence during such period of any condition or event that constitutes a Default or an Event of Default or, if any such condition or event existed or exists (including any such event or condition resulting from the failure of the Company or any Subsidiary to comply with any Environmental Law), specifying the nature and period of existence thereof and what action the Company shall have taken or proposes to take with respect thereto; and

(c) Subsidiary Guarantors – setting forth a list of all Subsidiaries that are Subsidiary Guarantors and certifying that each Subsidiary that is required to be a Subsidiary Guarantor pursuant to Section 9.7 is a Subsidiary Guarantor, in each case, as of the date of such certificate of Senior Financial Officer.

Section 7.3. Visitation. The Company shall permit the representatives of each holder of a Note that is an Institutional Investor:

(a) No Default — if no Default or Event of Default then exists, at the expense of such holder and upon at least 10 Business Days’ prior notice to the Company, to visit the principal executive office of the Company, to discuss the affairs, finances and accounts of the Company and its Subsidiaries with the Company’s officers, and (with the consent of the Company, which consent will not be unreasonably withheld) its independent public accountants, and (with the consent of the Company, which consent will not be unreasonably withheld) to visit the other offices and properties of the Company and each Subsidiary, all at such reasonable times and as often as may be reasonably requested in writing; provided, that the visitation rights set forth in this Section 7.3(a) may only be exercised twice per calendar year by a holder of the Notes; and

(b) Default — if a Default or Event of Default then exists, at the expense of the Company to visit and inspect any of the offices or properties of the Company or any Subsidiary, to examine all their respective books of account, records, reports and other papers, to make copies and extracts therefrom, and to discuss their respective affairs, finances and accounts with their respective officers and independent public accountants (and by this provision the Company authorizes said accountants to discuss the affairs, finances and accounts of the Company and its Subsidiaries), all at such times and as often as may be requested.

OWL ROCK CAPITAL CORPORATION	NOTE PURCHASE AGREEMENT

Section 7.4. Electronic Delivery. Financial statements, opinions of independent certified public accountants, other information and Officer’s Certificates that are required to be delivered by the Company pursuant to Sections 7.1(a), (b) or (c) and Section 7.2 shall be deemed to have been delivered if the Company satisfies any of the following requirements with respect thereto:

(a) such financial statements satisfying the requirements of Section 7.1(a) or (b) and related Officer’s Certificate satisfying the requirements of Section 7.2 and any other information required under Section 7.1(c) are delivered to each holder of a Note by e-mail at the e-mail address set forth in such holder’s Purchaser Schedule or as communicated from time to time in a separate writing delivered to the Company;

(b) the Company shall have timely filed such Form 10–Q or Form 10–K, satisfying the requirements of Section 7.1(a) or Section 7.1(b), as the case may be, with the SEC on EDGAR and shall have made such form available on its home page on the internet, which is located at http://owlrock.com/overview-orcc as of the date of this Agreement and shall have delivered the related Officer’s Certificate satisfying the requirements of Section 7.2 to each holder of a Note by email;

(c) such financial statements satisfying the requirements of Section 7.1(a) or Section 7.1(b) and related Officer’s Certificate(s) satisfying the requirements of Section 7.2 and any other information required under Section 7.1(c) are timely posted by or on behalf of the Company on IntraLinks or on any other similar website to which each holder of Notes has free access; or

(d) the Company shall have timely filed any of the items referred to in Section 7.1(c) with the SEC on EDGAR and shall have made such items available on its home page on the internet or on IntraLinks or on any other similar website to which each holder of Notes has free access;

provided however, that in no case shall access to such financial statements, other information and Officer’s Certificates be conditioned upon any waiver or other agreement or consent (other than confidentiality provisions consistent with Section 20 of this Agreement); provided further, that in the case of any of clauses (b), (c) or (d), the Company shall have given each holder of a Note prior written notice, which may be by e-mail, included in the Officer’s Certificate delivered pursuant to Section 7.2 or in accordance with Section 18, of such posting or filing in connection with each delivery, provided further, that upon request of any holder to receive paper copies of such forms, financial statements, other information and Officer’s Certificates or to receive them by e-mail, the Company will promptly e-mail them or deliver such paper copies, as the case may be, to such holder.

SECTION 8. PAYMENT AND PREPAYMENT OF THE NOTES.

Section 8.1. Maturity. As provided therein, the entire unpaid principal balance of each Note shall be due and payable on the Maturity Date thereof.

OWL ROCK CAPITAL CORPORATION	NOTE PURCHASE AGREEMENT

Section 8.2. Optional Prepayments with Prepayment Settlement Amount. The Company may, at its option, upon notice as provided below, prepay at any time all, or from time to time any part of, the Notes, in an amount not less than 5% of the aggregate principal amount of the Notes then outstanding in the case of a partial prepayment, at 100% of the principal amount so prepaid, and the Prepayment Settlement Amount determined for the prepayment date with respect to such principal amount. The Company will give each holder of Notes written notice of each optional prepayment under this Section 8.2 not less than 10 days and not more than 60 days prior to the date fixed for such prepayment unless the Company and the Required Holders agree to another time period pursuant to Section 17. Each such notice shall specify such date (which shall be a Business Day), the aggregate principal amount of the Notes to be prepaid on such date, the principal amount of each Note held by such holder to be prepaid (determined in accordance with Section 8.3), and the interest to be paid on the prepayment date with respect to such principal amount being prepaid, and shall be accompanied by a certificate of a Senior Financial Officer as to the Prepayment Settlement Amount due in connection with such prepayment setting forth the details of such computation.

Section 8.3. Allocation of Partial Prepayments. In the case of each partial prepayment of the Notes pursuant to Section 8.2, the principal amount of the Notes to be prepaid shall be allocated among all of the Notes at the time outstanding in proportion, as nearly as practicable, to the respective unpaid principal amounts thereof not theretofore called for prepayment.

Section 8.4. Maturity; Surrender, Etc. In the case of each prepayment of Notes pursuant to this Section 8, the principal amount of each Note to be prepaid shall mature and become due and payable on the date fixed for such prepayment, together with interest on such principal amount accrued to such date and the applicable Prepayment Settlement Amount, if any. From and after such date, unless the Company shall fail to pay such principal amount when so due and payable, together with the interest and Prepayment Settlement Amount, if any, as aforesaid, interest on such principal amount shall cease to accrue. Any Note paid or prepaid in full shall be surrendered to the Company and cancelled and shall not be reissued, and no Note shall be issued in lieu of any prepaid principal amount of any Note.

Section 8.5. Purchase of Notes. The Company will not and will not permit any Affiliate to purchase, redeem, prepay or otherwise acquire, directly or indirectly, any of the outstanding Notes except (a) upon the payment or prepayment of the Notes in accordance with this Agreement and the Notes or (b) pursuant to an offer to purchase made by the Company or an Affiliate pro rata to the holders of all Notes at the time outstanding upon the same terms and conditions. Any such offer shall provide each holder with sufficient information to enable it to make an informed decision with respect to such offer, and shall remain open for at least 10 Business Days. If the holders of more than 25% of the principal amount of the Notes then outstanding accept such offer, the Company shall promptly notify the remaining holders of such fact and the expiration date for the acceptance by holders of Notes of such offer shall be extended by the number of days necessary to give each such remaining holder at least 5 Business Days from its receipt of such notice to accept such offer. The Company will promptly cancel all Notes acquired by it or any Affiliate pursuant to any payment, prepayment or purchase of Notes pursuant to this Agreement and no Notes may be issued in substitution or exchange for any such Notes.

OWL ROCK CAPITAL CORPORATION	NOTE PURCHASE AGREEMENT

Section 8.6. Make-Whole Amount; Prepayment Settlement Amount.

“Prepayment Settlement Amount” means, with respect to any Note, an amount equal to the “Prepayment Settlement Amount”, as follows:

Prepaid or Accelerated during the period	Prepayment Settlement Amount

on or before December 21, 2019	the Make-Whole Amount

after December 21, 2019 but on or before December 21, 2020	an amount equal to 2.5% of the principal amount of the Notes or portion thereof to be prepaid or accelerated

after December 21, 2020 but on or before December 21, 2021	an amount equal to 1.0% of the principal amount of the Notes or portion thereof to be prepaid or accelerated

After December 21, 2021, the Prepayment Settlement Amount shall be zero.

The term “Make-Whole Amount” means, with respect to any Note, an amount equal to the excess, if any, of the Discounted Value of the Remaining Scheduled Payments with respect to the Called Principal of such Note over the amount of such Called Principal, provided that the Make-Whole Amount may in no event be less than zero. For the purposes of determining the Make-Whole Amount, the following terms have the following meanings:

“Called Principal” means, with respect to any Note, the principal of such Note that is to be prepaid pursuant to Section 8.2 or has become or is declared to be immediately due and payable pursuant to Section 12.1, as the context requires.

“Discounted Value” means, with respect to the Called Principal of any Note, the amount obtained by discounting all Remaining Scheduled Payments with respect to such Called Principal from their respective scheduled due dates to the Settlement Date with respect to such Called Principal, in accordance with accepted financial practice and at a discount factor (applied on the same periodic basis as that on which interest on the Notes is payable) equal to the Reinvestment Yield with respect to such Called Principal.

OWL ROCK CAPITAL CORPORATION	NOTE PURCHASE AGREEMENT

“Reinvestment Yield” means, with respect to the Called Principal of any Note, the sum of (a) 0.50% plus (b) the yield to maturity implied by the “Ask Yield(s)” reported as of 10:00 a.m. (New York City time) on the second Business Day preceding the Settlement Date with respect to such Called Principal, on the display designated as “Page PX1” (or such other display as may replace Page PX1) on Bloomberg Financial Markets for the most recently issued actively traded on-the-run U.S. Treasury securities (“Reported”) having a maturity equal to the Remaining Average Life of such Called Principal as of such Settlement Date. If there are no such U.S. Treasury securities Reported having a maturity equal to such Remaining Average Life, then such implied yield to maturity will be determined by (i) converting U.S. Treasury bill quotations to bond equivalent yields in accordance with accepted financial practice and (ii) interpolating linearly between the “Ask Yields” Reported for the applicable most recently issued actively traded on-the-run U.S. Treasury securities with the maturities (1) closest to and greater than such Remaining Average Life and (2) closest to and less than such Remaining Average Life. The Reinvestment Yield shall be rounded to the number of decimal places as appears in the interest rate of the applicable Note.

If such yields are not Reported or the yields Reported as of such time are not ascertainable (including by way of interpolation), then “Reinvestment Yield” means, with respect to the Called Principal of any Note, the sum of (x) 0.50% plus (y) the yield to maturity implied by the U.S. Treasury constant maturity yields reported, for the latest day for which such yields have been so reported as of the second Business Day preceding the Settlement Date with respect to such Called Principal, in Federal Reserve Statistical Release H.15 (or any comparable successor publication) for the U.S. Treasury constant maturity having a term equal to the Remaining Average Life of such Called Principal as of such Settlement Date. If there is no such U.S. Treasury constant maturity having a term equal to such Remaining Average Life, such implied yield to maturity will be determined by interpolating linearly between (1) the U.S. Treasury constant maturity so reported with the term closest to and greater than such Remaining Average Life and (2) the U.S. Treasury constant maturity so reported with the term closest to and less than such Remaining Average Life. The Reinvestment Yield shall be rounded to the number of decimal places as appears in the interest rate of the applicable Note.

“Remaining Average Life” means, with respect to any Called Principal, the number of years obtained by dividing (i) such Called Principal into (ii) the sum of the products obtained by multiplying (a) the principal component of each Remaining Scheduled Payment with respect to such Called Principal by (b) the number of years, computed on the basis of a 360-day year comprised of twelve 30-day months and calculated to two decimal places, that will elapse between the Settlement Date with respect to such Called Principal and the scheduled due date of such Remaining Scheduled Payment.

“Remaining Scheduled Payments” means, (a) with respect to the Called Principal of any Note to be prepaid pursuant to Section 8.2, the sum of (i) all payments of such Called Principal (assuming such Called Principal would be due on December 21, 2019) and interest thereon that would be due after the Settlement Date with respect to such Called Principal until December 21, 2019 if no payment of such Called Principal were made prior to its scheduled due date, provided that if such Settlement Date is not a

OWL ROCK CAPITAL CORPORATION	NOTE PURCHASE AGREEMENT

date on which interest payments are due to be made under the Notes, then the amount of the next succeeding scheduled interest payment will be reduced by the amount of interest accrued to such Settlement Date and required to be paid on such Settlement Date pursuant to Section 8.2 and (ii) an amount equal to 2.5% of the principal amount of the Notes or portion thereof to be prepaid or accelerated as if due and payable December 21, 2019.

(b) with respect to the Called Principal of any Note required to be paid on such Settlement Date pursuant to Section 12.1, all payments of such Called Principal and interest thereon that would be due after the Settlement Date with respect to such Called Principal if no payment of such Called Principal were made prior to its scheduled due date, provided that if such Settlement Date is not a date on which interest payments are due to be made under the Notes, then the amount of the next succeeding scheduled interest payment will be reduced by the amount of interest accrued to such Settlement Date and required to be paid on such Settlement Date pursuant to Section 12.1.

“Settlement Date” means, with respect to the Called Principal of any Note, the date on which such Called Principal is to be prepaid pursuant to Section 8.2 or has become or is declared to be immediately due and payable pursuant to Section 12.1, as the context requires.

Section 8.7. Payments Due on Non-Business Days. Anything in this Agreement or the Notes to the contrary notwithstanding, (x) except as set forth in clause (y), any payment of interest on any Note that is due on a date that is not a Business Day shall be made on the next succeeding Business Day without including the additional days elapsed in the computation of the interest payable on such next succeeding Business Day; and (y) any payment of principal of, Make-Whole Amount on, or the Prepayment Settlement Amount on any Note (including principal due on the Maturity Date of such Note) that is due on a date that is not a Business Day shall be made on the next succeeding Business Day and shall include the additional days elapsed in the computation of interest payable on such next succeeding Business Day.

Section 8.8. Change in Control.

(a) Notice of Change in Control. The Company will, within fifteen Business Days after any Responsible Officer has knowledge of the occurrence of any Change in Control, give written notice of such Change in Control to each holder of Notes. Such notice shall contain and constitute an offer to prepay Notes as described in subparagraph (c) of this Section 8.8 and shall be accompanied by the certificate described in subparagraph (g) of this Section 8.8.

(b) [Reserved].

(c) Offer to Prepay Notes. The offer to prepay Notes contemplated by subparagraph (a) of this Section 8.8 shall be an offer to prepay, in accordance with and subject to this Section 8.8, all, but not less than all, the Notes held by each holder (in this case only, “holder” in respect of any Note registered in the name of a nominee for a disclosed beneficial owner shall mean such beneficial owner) on a date specified in such offer (the “Section 8.8 Proposed Prepayment Date”). Such date shall be not less than 30 days and not more than 60 days after the date of such offer (if the Section 8.8 Proposed Prepayment Date shall not be specified in such offer, the Section 8.8 Proposed Prepayment Date shall be the first Business Day after the 45th day after the date of such offer).

OWL ROCK CAPITAL CORPORATION	NOTE PURCHASE AGREEMENT

(d) Acceptance/Rejection. A holder of Notes may accept the offer to prepay made pursuant to this Section 8.8 by causing a notice of such acceptance to be delivered to the Company not later than 15 Business Days after receipt by such holder of the most recent offer of prepayment. A failure by a holder of Notes to respond to an offer to prepay made pursuant to this Section 8.8 shall be deemed to constitute rejection of such offer by such holder.

(e) Prepayment. Prepayment of the Notes to be prepaid pursuant to this Section 8.8 shall be at 100% of the principal amount of such Notes, together with interest on such Notes accrued to, but excluding, the date of prepayment, but without Make-Whole Amount, Prepayment Settlement Amount or other premium.

(f) [Reserved].

(g) Officer’s Certificate. Each offer to prepay the Notes pursuant to this Section 8.8 shall be accompanied by a certificate, executed by a Senior Financial Officer of the Company and dated the date of such offer, specifying: (i) the Section 8.8 Proposed Prepayment Date; (ii) that such offer is made pursuant to this Section 8.8; (iii) the principal amount of each Note offered to be prepaid; (iv) the interest that would be due on each Note offered to be prepaid, accrued to, but excluding, the Section 8.8 Proposed Prepayment Date; (v) that the conditions of this Section 8.8 have been fulfilled; and (vi) in reasonable detail, the nature and date of the Change in Control.

Section 8.9. Rating Delivery Prepayment. If within 60 days after the date of the first Closing (the “Delivery Due Date”), the Company shall have not delivered to each holder of a Note and each Purchaser in the manner provided in Section 18 evidence in form and substance satisfactory to the holders and the Purchasers that the Notes have been rated “BBB-” or better by either Kroll or another NRSRO, then the Company shall, within 10 Business Days after the Delivery Due Date and upon notice as provided below, prepay all of the outstanding Notes at 99.50% of the principal amount of such Notes, together with interest on such Notes accrued to, but excluding, the date of prepayment, but without payment of the Make-Whole Amount or other premium. The Company will give each holder of Notes written notice of each prepayment under this Section 8.9 not less than 5 days and not more than 10 days prior to the date fixed for such prepayment unless the Company and the Required Holders agree to another time period pursuant to Section 17. Each such notice shall specify such date (which shall be a Business Day), the aggregate principal amount of the Notes to be prepaid on such date, the principal amount of each Note held by such holder to be prepaid (determined in accordance with Section 8.3), and the interest to be paid on the prepayment date with respect to such principal amount being prepaid, and shall be accompanied by a certificate of a Senior Financial Officer as to the amount due in connection with such prepayment.

OWL ROCK CAPITAL CORPORATION	NOTE PURCHASE AGREEMENT

SECTION 9. AFFIRMATIVE COVENANTS.

The Company covenants that so long as any of the Notes are outstanding:

Section 9.1. Compliance with Laws. Without limiting Section 10.4, the Company will, and will cause each of its Subsidiaries to, comply with all laws, ordinances or governmental rules or regulations to which each of them is subject (including ERISA, Environmental Laws, the USA PATRIOT Act and the other laws and regulations that are referred to in Section 5.16) and will obtain and maintain in effect all licenses, certificates, permits, franchises and other governmental authorizations necessary to the ownership of their respective properties or to the conduct of their respective businesses, in each case to the extent necessary to ensure that non-compliance with such laws, ordinances or governmental rules or regulations or failures to obtain or maintain in effect such licenses, certificates, permits, franchises and other governmental authorizations could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

Section 9.2. Insurance. The Company will, and will cause each of its Subsidiaries to, maintain, with financially sound and reputable insurers, insurance with respect to their respective properties and businesses against such casualties and contingencies, of such types, on such terms and in such amounts (including deductibles, co-insurance and self-insurance, if adequate reserves are maintained with respect thereto) as is customary in the case of entities of established reputations engaged in the same or a similar business and similarly situated.

Section 9.3. Maintenance of Properties. The Company will, and will cause each of its Subsidiaries to, maintain and keep, or cause to be maintained and kept, their respective properties in good repair, working order and condition (other than ordinary wear and tear), so that the business carried on in connection therewith may be properly conducted at all times, provided that this Section 9.3 shall not prevent the Company or any Subsidiary from discontinuing the operation and the maintenance of any of its properties if such discontinuance is desirable in the conduct of its business and the Company has concluded that such discontinuance could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

Section 9.4. Payment of Taxes and Claims. The Company will, and will cause each of its Subsidiaries to, file all tax returns required to be filed in any jurisdiction and to pay and discharge all taxes shown to be due and payable on such returns and all other taxes, assessments, governmental charges, or levies imposed on them or any of their properties, assets, income or franchises, to the extent the same have become due and payable and before they have become delinquent and all claims for which sums have become due and payable that have or might become a Lien on properties or assets of the Company or any Subsidiary, provided that neither the Company nor any Subsidiary need pay any such tax, assessment, charge, levy or claim if (i) the amount, applicability or validity thereof is contested by the Company or such Subsidiary on a timely basis in good faith and in appropriate proceedings, and the Company or a Subsidiary has established adequate reserves therefor in accordance with GAAP on the books of the Company or such Subsidiary or (ii) the nonpayment of all such taxes, assessments, charges, levies and claims could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

OWL ROCK CAPITAL CORPORATION	NOTE PURCHASE AGREEMENT

Section 9.5. Corporate Existence, Etc. Subject to Section 10.2, the Company will at all times preserve and keep its corporate existence in full force and effect. Subject to Section 10.2, the Company will at all times preserve and keep in full force and effect the corporate existence of each of its Subsidiaries (unless merged into the Company or a Wholly-Owned Subsidiary) and all rights and franchises of the Company and its Subsidiaries unless, in the good faith judgment of the Company, the termination of or failure to preserve and keep in full force and effect such corporate existence, right or franchise could not, individually or in the aggregate, have a Material Adverse Effect.

Section 9.6. Books and Records. The Company will, and will cause each of its Subsidiaries to, maintain proper books of record and account in conformity with GAAP and all applicable requirements of any Governmental Authority having legal or regulatory jurisdiction over the Company or such Subsidiary, as the case may be. The Company will, and will cause each of its Subsidiaries to, keep books, records and accounts which, in reasonable detail, accurately reflect all transactions and dispositions of assets. The Company and its Subsidiaries have devised a system of internal accounting controls sufficient to provide reasonable assurances that their respective books, records, and accounts accurately reflect all transactions and dispositions of assets and the Company will, and will cause each of its Subsidiaries to, continue to maintain such system.

Section 9.7. Subsidiary Guarantors. (a) The Company will cause each of its Subsidiaries (other than Financing Subsidiaries and Foreign Subsidiaries) that (i) guarantees any Indebtedness under any Material Credit Facility for which the Company is a borrower or (ii) otherwise becomes liable at any time, whether as a borrower or an additional or co - borrower or otherwise, for or in respect of any Indebtedness under any Material Credit Facility for which the Company is a guarantor to concurrently therewith:

(i) enter into the Subsidiary Guaranty or a joinder thereto; and

(ii) deliver the following to each holder of a Note:

(A) an executed counterpart of such Subsidiary Guaranty or a joinder thereto;

(B) a certificate signed by an authorized responsible officer of such Subsidiary containing representations and warranties on behalf of such Subsidiary to the same effect, mutatis mutandis, as those contained in Sections 5.1, 5.2, 5.6 and 5.7 of this Agreement (but with respect to such Subsidiary and such Subsidiary Guaranty rather than the Company);

(C) all documents as may be reasonably requested by the Required Holders to evidence the due organization, continuing existence and, where applicable, good standing of such Subsidiary and the due authorization by all requisite action on the part of such Subsidiary of the execution and delivery of such Subsidiary Guaranty and the performance by such Subsidiary of its obligations thereunder; and

OWL ROCK CAPITAL CORPORATION	NOTE PURCHASE AGREEMENT

(D) an opinion of counsel reasonably satisfactory to the Required Holders covering such matters relating to such Subsidiary and such Subsidiary Guaranty as the Required Holders may reasonably request.

(b) At the election of the Company and by written notice to each holder of Notes, any Subsidiary Guarantor that has provided a Subsidiary Guaranty under subparagraph (a) of this Section 9.7 may be discharged from all of its obligations and liabilities under its Subsidiary Guaranty and shall be automatically released from its obligations thereunder without the need for the execution or delivery of any other document by the holders, provided that (i) if such Subsidiary Guarantor is a guarantor or is otherwise liable for or in respect of any Material Credit Facility, then such Subsidiary Guarantor has been released and discharged (or will be released and discharged concurrently with the release of such Subsidiary Guarantor under its Subsidiary Guaranty) under such Material Credit Facility, (ii) at the time of, and after giving effect to, such release and discharge, no Default or Event of Default shall be existing, (iii) no amount is then due and payable under such Subsidiary Guaranty, (iv) if in connection with such Subsidiary Guarantor being released and discharged under any Material Credit Facility, any fee or other form of consideration is given to any holder of Indebtedness under such Material Credit Facility for such release, the holders of the Notes shall receive equivalent consideration substantially concurrently therewith and (v) each holder shall have received a certificate of a Responsible Officer certifying as to the matters set forth in clauses (i) through (iv).

Section 9.8. Rating Confirmation. (a) Within 60 days after the date of the first Closing, the Company shall deliver to each holder of a Note and each Purchaser in the manner provided in Section 18 evidence in form and substance satisfactory to the holders and the Purchasers that the Notes have been rated “BBB-” or better by either Kroll or another NRSRO.

(b) Without limiting the foregoing, the Company covenants and agrees that, at its sole cost and expense, it shall cause to be maintained at all times a Rating of the Notes from at least one NRSRO that indicates that it will monitor the rating on an ongoing basis. No later than December 21 of each year (beginning December 21, 2018) the Company further covenants and agrees it shall provide a notice to each of the holders of the Notes sent in the manner provided in Section 18 with respect to all then current Ratings.

(c) The Company, the holders and the Purchasers agree that in the event the Company shall fail to deliver a Rating in accordance with clause (a) above, the Company shall (i) purchase the Outstanding Notes in accordance with Section 8.9 and (ii) pay each Purchaser which has not yet purchased Notes in accordance with this Agreement a fee in an amount equal to 0.25% of the outstanding principal amount of the Notes to be so purchased by such Purchaser.

(d) The Company and the holders further agree that the failure to deliver a Rating in accordance with clause (a) above shall not constitute an Event of Default unless the Company shall also (i) fail to prepay the Notes in accordance with Section 8.9 or (ii) fail to pay the fee in accordance with clause (c) above.

OWL ROCK CAPITAL CORPORATION	NOTE PURCHASE AGREEMENT

Section 9.9. Status of RIC and BDC. The Company shall at all times, subject to applicable grace periods set forth in the Code, maintain its status as a RIC, and as a “business development company” under the Investment Company Act.

Section 9.10. Investment Policies. The Company shall at all times be in compliance with its Investment Policies, except to the extent that the failure to so comply could not reasonably be expected to result in a Material Adverse Effect.

SECTION 10. NEGATIVE COVENANTS.

The Company covenants that so long as any of the Notes are outstanding:

Section 10.1. Transactions with Affiliates. The Company will not, and will not permit any Subsidiary to, enter into directly or indirectly any transaction or group of related transactions (including the purchase, lease, sale or exchange of properties of any kind or the rendering of any service) with any Affiliate (other than the Company or another Subsidiary), except (i) in the ordinary course and pursuant to the reasonable requirements of the Company’s or such Subsidiary’s business and upon fair and reasonable terms no less favorable to the Company or such Subsidiary than would be obtainable in a comparable arm’s-length transaction with a Person not an Affiliate, (ii) transactions otherwise permitted under this Agreement, (iii) transactions permitted under the SunTrust Facility or the Replacement Facility, (iv) transactions with Affiliates that are set forth in Schedule 10.1, or (v) or a transaction that has been (A) approved by a majority of the independent directors of the board of directors of the Company and (B) consented to by the Required Holders (such consent not to be unreasonably withheld or delayed).

Section 10.2. Fundamental Changes. The Company will not, nor will it permit any of the Subsidiary Guarantors to, enter into any transaction of merger or consolidation or amalgamation, or liquidate, wind up or dissolve itself (or suffer any liquidation or dissolution). The Company will not, nor will it permit any of the Subsidiary Guarantors to, convey, sell, lease, transfer or otherwise dispose of, in one transaction or a series of transactions, all or substantially all of its assets, whether now owned or hereafter acquired.

Notwithstanding the foregoing provisions of this Section:

(a) any Subsidiary Guarantor may be merged or consolidated with or into the Company or any other Subsidiary Guarantor; provided that if any such transaction shall be between a Subsidiary Guarantor and a wholly owned Subsidiary Guarantor, the wholly owned Subsidiary Guarantor shall be the continuing or surviving corporation;

(b) any Subsidiary Guarantor may convey, sell, lease, transfer or otherwise dispose of all or substantially all of its assets (upon voluntary liquidation or otherwise) to the Company or any Subsidiary Guarantor; provided that if any such transaction shall be between a Subsidiary Guarantor and a wholly owned Subsidiary Guarantor, the wholly owned Subsidiary Guarantor shall be the continuing or surviving corporation;

OWL ROCK CAPITAL CORPORATION	NOTE PURCHASE AGREEMENT

(c) the Company may merge or consolidate with any other Person so long as (i) the Company is the continuing or surviving entity in such transaction and (ii) at the time thereof and after giving effect thereto, no Default or Event of Default shall have occurred or be continuing and (iii) the Company shall have provided the holders of the Notes evidence that the then current Rating of the Notes shall, after giving effect to such merger or consolidation, have been reaffirmed;

(d) the Obligors may convey, sell, transfer or otherwise dispose of all or substantially all of their assets to a Financing Subsidiary so long as after giving effect to such sale, transfer or other disposition (and any concurrent acquisitions of Portfolio Investments or payment of outstanding Indebtedness), (i) no Default or Event of Default hereunder or as defined under the SunTrust Facility or the Replacement Facility shall have occurred or be continuing, (ii) the Company delivers to the holders of the Notes a certificate of a Senior Financial Officer to such effect and (iii) the Company shall have provided the holders of the Notes evidence that the then current Rating of the Notes shall, after giving effect to such conveyance, sale, transfer or other disposition of all or substantially all of the assets, have been reaffirmed; and

(e) the Company may merge or consolidate with any other Person, or convey, sell, lease, transfer, or otherwise dispose of all or substantially all of its assets, so long as:

(i) the successor formed by such consolidation or the survivor of such merger or the Person that acquires by conveyance, transfer or lease of all or substantially all of the assets of the Company shall be a solvent corporation or limited liability company organized and existing under the laws of the United States or any state thereof (including the District of Columbia), and, if the Company is not such corporation or limited liability company, (A) such corporation or limited liability company shall have executed and delivered to each holder of any Notes its assumption of the due and punctual performance and observance of each covenant and condition of this Agreement and the Notes applicable to the Company, as appropriate, and (B) such corporation or limited liability company shall have caused to be delivered to each holder of any Notes an opinion of nationally recognized independent counsel, or other independent counsel reasonably satisfactory to the Required Holders, to the effect that all agreements or instruments effecting such assumption are enforceable in accordance with their terms and comply with the terms hereof; and

(ii) each Subsidiary Guarantor under any Subsidiary Guaranty that is outstanding at the time such transaction or each transaction in such a series of transactions occurs reaffirms its obligations under such Subsidiary Guaranty in writing at such time pursuant to documentation that is reasonably acceptable to the Required Holders;

(iii) immediately before and immediately after giving effect to such transaction, no Default or Event of Default shall have occurred and be continuing; and

OWL ROCK CAPITAL CORPORATION	NOTE PURCHASE AGREEMENT

(iv) the Company shall have provided the holders of the Notes evidence that the then current Rating of the Notes shall, after giving effect to such merger, consolidation, conveyance, sale, lease, transfer or other disposition of all or substantially all of the assets, have been reaffirmed.

Section 10.3. Line of Business. The Company will not and will not permit any Subsidiary to engage in any business if, as a result, the general nature of the business in which the Company and its Subsidiaries, taken as a whole, would then be engaged would be substantially changed from the general nature of the business in which the Company and its Subsidiaries, taken as a whole, are engaged on the date of this Agreement as described in the the Company’s most recent Form 10-K and Form 10-Q, other than in accordance with its Investment Policies.

Section 10.4. Economic Sanctions, Etc. The Company will not, and will not permit any Controlled Entity to (a) become (including by virtue of being owned or controlled by a Blocked Person or Canada Blocked Person), own or control a Blocked Person or Canada Blocked Person or (b) directly or indirectly have any investment in or engage in any dealing or transaction (including any investment, dealing or transaction involving the proceeds of the Notes) with any Person if such investment, dealing or transaction (i) would cause any holder or any affiliate of such holder to be in violation of, or subject to sanctions under, any law or regulation applicable to such holder, or (ii) is prohibited by or subject to sanctions under any U.S. Economic Sanctions Laws or any Canadian Economic Sanctions Laws.

Section 10.5. Liens. The Company will not directly or indirectly create, incur, assume or permit to exist (upon the happening of a contingency or otherwise) any Lien on or with respect to any property or asset (including, without limitation, any document or instrument in respect of goods or accounts receivable) of the Company (which, for the avoidance of doubt, shall not, for purposes of this Section 10.5, include assets owned by a Financing Subsidiary), whether now owned or held or hereafter acquired, or any income or profits therefrom, or assign or otherwise convey any right to receive income or profits, except (a) Liens which secure obligations under the SunTrust Facility or the Replacement Facility, (b) Liens permitted under the SunTrust Facility or the Replacement Facility or (c) other Liens which rank at least pari passu with all such Liens securing obligations under the SunTrust Facility or the Replacement Facility; provided that, for the avoidance of doubt, such other Liens under this clause (c), or any Indebtedness secured thereby, shall not include, or be subject to, any “first in/last out” or other priority or preference in right of payment.

Section 10.6. [Intentionally omitted]

Section 10.7. Restricted Payments. The Company will not, nor will it permit any Subsidiary Guarantor to, declare or make, or agree to declare, pay or make, directly or indirectly, any Restricted Payment, except that the Company may declare and pay a Restricted Payment if, in every such case, immediately after such transaction, (i) the Investment Company Act Asset Coverage would be achieved after deducting the amount of such Restricted Payment and (ii) no Default shall have occurred and be continuing or would result therefrom; provided, however, that notwithstanding the existence of a Default, the Company may pay dividends in an amount equal to its investment company taxable income, net tax-exempt interest income and capital gain net income that are required to be distributed to its shareholders in order to maintain its status as a RIC and to avoid U.S. federal income and excise taxes imposed on RICs.

OWL ROCK CAPITAL CORPORATION	NOTE PURCHASE AGREEMENT

Section 10.8. Financial Covenants.

(a) Minimum Shareholders’ Equity. The Company will not permit Shareholders’ Equity at the last day of any fiscal quarter of the Company to be less than the greater of (i) 40% of the value of the assets of the Company and its Subsidiaries and (ii) 75% of Shareholders’ Equity, determined as of February 1, 2017, plus 50% of the net proceeds of the sale of Equity Interests by the Company and its Subsidiaries after February 1, 2017 (other than proceeds of sales of Equity Interests by and among the Company and its Subsidiaries).

(b) Asset Coverage Ratio. The Company will not permit the Asset Coverage Ratio as of the last Business Day of any fiscal quarter to be less than the Investment Company Act Asset Coverage.

Section 10.9. Most Favored Lender Status. (a) If the Company or any Subsidiary Guarantor (i) is as of the date of this Agreement a party to a credit facility, loan agreement or other like financial instrument under which the Company or any Subsidiary Guarantor may incur Unsecured Debt (other than under Hedging Agreements) in excess of $25,000,000 (an “Existing Credit Facility”), or (ii) after the date of this Agreement enters into any amendment or other modification of any Existing Credit Facility (an “Amended Credit Facility”) or (iii) enters into any new credit facility, whether with commercial banks or other Institutional Investors pursuant to a credit agreement, note purchase agreement or other like agreement after the date of this Agreement under which the Company or any Subsidiary Guarantor may incur Unsecured Debt (other than under Hedging Agreements) in excess of $25,000,000 (in any such case, a “New Credit Facility”), that in any such case has on the date of this Agreement, or after the date of this Agreement results in, one or more additional or more restrictive MFL Provisions (whether constituting a financial covenant or an event of default) imposed on the Company or such Subsidiary Guarantor, as applicable, than those contained in this Agreement being contained in any such Existing Credit Facility, Amended Credit Facility or New Credit Facility, as the case may be (such additional or more restrictive MFL Provision or event of default, as the case may be, together with all definitions relating thereto, in the case of an Existing Credit Facility, including as amended by an Amended Credit Facility, the “Existing Facility Additional Provision(s)” and in the case of a New Credit Facility, the “New Facility Additional Provision(s)”), then the terms of this Agreement, without any further action on the part of the Company, any Subsidiary Guarantor or any of the holders of the Notes, will unconditionally be deemed on the effective date of such Amended Credit Facility or New Credit Facility, as the case may be, or the date hereof in the case of an Existing Credit Facility to be automatically amended to include the Existing Facility Additional Provision(s) or such New Facility Additional Provision(s), as the case may be, and imposed on the same party hereunder that is subject to such provision under the Existing Credit Facility, the Amended Credit Facility, or the New Credit Facility, as applicable, and any event of default in respect of any such additional or more restrictive MFL Provision(s) so included herein shall be deemed to be an Event of Default under Section 11(c) (after giving effect to any grace or cure provisions under such Existing Facility Additional Provision(s) or such New Facility Additional Provision(s) or event of default), subject to all applicable terms and provisions of this Agreement, including, without limitation, all rights and remedies exercisable by the holders of the Notes hereunder.

OWL ROCK CAPITAL CORPORATION	NOTE PURCHASE AGREEMENT

(b) If after the date of execution of any Amended Credit Facility or a New Credit Facility, as the case may be, any one or more of the Existing Facility Additional Provision(s) or the New Facility Additional Provision(s) is excluded, terminated, loosened, tightened, amended or otherwise modified under the corresponding Amended Credit Facility or New Credit Facility, as applicable, then and in such event any such Existing Facility Additional Provision(s) or New Facility Additional Provision(s) theretofore included in this Agreement pursuant to the requirements of this Section 10.9 shall then and thereupon automatically and without any further action by any Person be so excluded, terminated, loosened, tightened or otherwise amended or modified under this Section 10.9 to the same extent as the exclusion, termination, loosening, tightening of other amendment or modification thereof under the Amended Credit Facility or New Credit Facility; provided that if a Default or Event of Default shall have occurred and be continuing by reason of the Existing Facility Additional Provision(s) or the New Facility Additional Provision(s) at the time any such Existing Facility Additional Provision(s) or New Facility Additional Provision(s) is or are to be so excluded, terminated, loosened, tightened, amended or modified under this Section 10.9, the prior written consent thereto of the Required Holders shall be required as a condition to the exclusion, termination, loosening, tightening or other amendment or modification of any such Existing Facility Additional Provision(s) or New Facility Additional Provision(s), as the case may be; and provided, further, that in any and all events, the financial covenant(s) and related definitions or any event of default constituting any financial covenant and Events of Default contained in this Agreement as in effect on the date of this Agreement shall not in any event be deemed or construed to be excluded, terminated, loosened, relaxed, amended or otherwise modified by operation of the terms of this Section 10.9.

(c) The Company shall from time to time, upon request by the Required Holders, promptly execute and deliver at its expense (including, without limitation, the reasonable and documented fees and expenses of one counsel for the holders of the Notes, taken as a whole) an amendment to this Agreement in form and substance reasonably satisfactory to the Required Holders evidencing that, pursuant to this Section 10.9, this Agreement then and thereafter includes, excludes, amends or otherwise modifies any Existing Facility Additional Provision(s) or New Facility Additional Provision(s), as the case may be; provided that the execution and delivery of such amendment shall not be a precondition to the effectiveness of such amendment.

(d) The Company agrees that it will not, nor will it permit any Subsidiary or Affiliate to, directly or indirectly, pay or cause to be paid any consideration or remuneration, whether by way of supplemental or additional interest, fee or otherwise, to any creditor of the Company, any co-obligor or any Subsidiary as consideration for or as an inducement to the entering into by any such creditor of any amendment, waiver or other modification to any Existing Credit Facility or New Credit Facility, as the case may be, the effect of which amendment, waiver or other modification is to exclude, terminate, loosen, tighten or otherwise amend or modify any Existing Facility Additional Provision(s) or New Facility Additional Provision(s), unless such consideration or remuneration is concurrently paid, on the same terms, ratably to the holders of all of the Notes then outstanding.

OWL ROCK CAPITAL CORPORATION	NOTE PURCHASE AGREEMENT

SECTION 11. EVENTS OF DEFAULT.

An “Event of Default” shall exist if any of the following conditions or events shall occur and be continuing:

(a) the Company defaults in the payment of any principal, Make-Whole Amount, if any, or the Prepayment Settlement Amount, if any, on any Note when the same becomes due and payable, whether at maturity or at a date fixed for prepayment or by declaration or otherwise; or

(b) the Company defaults in the payment of any interest on any Note for more than five Business Days after the same becomes due and payable; or

(c) the Company defaults in the performance of or compliance with any term contained in Section 7.1(d) or Section 10; or

(d) the Company or any Subsidiary Guarantor defaults in the performance of or compliance with any term contained herein (other than those referred to in Sections 11(a), (b) and (c) and other than Section 9.8(a)) or in any Subsidiary Guaranty and such default is not remedied within 30 days after the earlier of (i) a Responsible Officer obtaining actual knowledge of such default and (ii) the Company receiving written notice of such default from any holder of a Note (any such written notice to be identified as a “notice of default” and to refer specifically to this Section 11(d)); or

(e) (i) any representation or warranty made in writing by or on behalf of the Company or by any officer of the Company in this Agreement or any writing furnished in connection with the transactions contemplated hereby proves to have been false or incorrect in any material respect on the date as of which made, or (ii) any representation or warranty made in writing by or on behalf of any Subsidiary Guarantor or by any officer of such Subsidiary Guarantor in any Subsidiary Guaranty or any writing furnished in connection with such Subsidiary Guaranty proves to have been false or incorrect in any material respect on the date as of which made; or

(f) (i) the Company or any Significant Subsidiary is in default (as principal or as guarantor or other surety) in the payment of any principal of or premium or make-whole amount or interest on any Indebtedness that is outstanding in an aggregate principal amount of at least the Cross Acceleration Threshold (or its equivalent in the relevant currency of payment) beyond any period of grace provided with respect thereto, or (ii) the Company or any Significant Subsidiary is in default in the performance of or compliance with any term of any evidence of any Indebtedness in an aggregate outstanding principal amount of at least the Cross Acceleration Threshold (or its equivalent in the relevant currency of payment) or of any mortgage, indenture or other agreement relating thereto or any other condition exists, and as a consequence of such default or condition such Indebtedness has become, or has been declared, due and payable before its stated maturity or before its regularly scheduled dates of payment, or (iii) as a consequence of the occurrence or continuation of any event or condition (other

OWL ROCK CAPITAL CORPORATION	NOTE PURCHASE AGREEMENT

than the passage of time or the right of the holder of Indebtedness to convert such Indebtedness into equity interests) the Company or any Significant Subsidiary has become obligated to purchase or repay Indebtedness before its regular maturity or before its regularly scheduled dates of payment in an aggregate outstanding principal amount of at least the Cross Acceleration Threshold (or its equivalent in the relevant currency of payment); in each case other than a default, event, or condition that relates to a Change in Control and with respect to which Section 8.8 applies; provided that this clause (f) shall not apply to (1) secured Indebtedness that becomes due as a result of the voluntary sale or transfer of the property or assets securing such Indebtedness; or (2) convertible debt that becomes due as a result of a conversion or redemption event, other than as a result of an “event of default” (as defined in the documents governing such convertible debt); or

(g) the Company or any Significant Subsidiary (i) is generally not paying, or admits in writing its inability to pay, its debts as they become due, (ii) files, or consents by answer or otherwise to the filing against it of, a petition for relief or reorganization or arrangement or any other petition in bankruptcy, for liquidation or to take advantage of any bankruptcy, insolvency, reorganization, moratorium or other similar law of any jurisdiction, (iii) makes an assignment for the benefit of its creditors, (iv) consents to the appointment of a custodian, receiver, trustee or other officer with similar powers with respect to it or with respect to any substantial part of its property, (v) is adjudicated as insolvent or to be liquidated, or (vi) takes corporate action for the purpose of any of the foregoing; or

(h) a court or other Governmental Authority of competent jurisdiction enters an order appointing, without consent by the Company or any of its Significant Subsidiaries, a custodian, receiver, trustee or other officer with similar powers with respect to it or with respect to any substantial part of its property, or constituting an order for relief or approving a petition for relief or reorganization or any other petition in bankruptcy or for liquidation or to take advantage of any bankruptcy or insolvency law of any jurisdiction, or ordering the dissolution, winding-up or liquidation of the Company or any of its Significant Subsidiaries, or any such petition shall be filed against the Company or any of its Subsidiaries and such petition shall not be dismissed within 60 days; or

(i) [Reserved]; or

(j) one or more final judgments or orders for the payment of money aggregating in excess of the Judgment Default Threshold (or its equivalent in the relevant currency of payment) are rendered against one or more of the Company and its Significant Subsidiaries and which judgments are not, within 60 days after entry thereof, bonded, discharged or stayed pending appeal, or are not discharged within 60 days after the expiration of such stay; or

OWL ROCK CAPITAL CORPORATION	NOTE PURCHASE AGREEMENT

(k) if (i) any Plan shall fail to satisfy the minimum funding standards of ERISA or the Code for any plan year or part thereof or a waiver of such standards or extension of any amortization period is sought or granted under section 412 of the Code, (ii) a notice of intent to terminate any Plan shall have been or is reasonably expected to be filed with the PBGC or the PBGC shall have instituted proceedings under ERISA section 4042 to terminate or appoint a trustee to administer any Plan or the PBGC shall have notified the Company or any ERISA Affiliate that a Plan may become a subject of any such proceedings, (iii) there is any “amount of unfunded benefit liabilities” (within the meaning of section 4001(a)(18) of ERISA) under one or more Plans, determined in accordance with Title IV of ERISA, (iv) the aggregate present value of accrued benefit liabilities under all funded Non-U.S. Plans exceeds the aggregate current value of the assets of such Non-U.S. Plans allocable to such liabilities, (v) the Company or any ERISA Affiliate shall have incurred or is reasonably expected to incur any liability pursuant to Title I or IV of ERISA or the penalty or excise tax provisions of the Code relating to employee benefit plans, (vi) the Company or any ERISA Affiliate withdraws from any Multiemployer Plan, (vii) the Company or any Subsidiary establishes or amends any employee welfare benefit plan that provides post-employment welfare benefits in a manner that would increase the liability of the Company or any Subsidiary thereunder, (viii) the Company or any Subsidiary fails to administer or maintain a Non-U.S. Plan in compliance with the requirements of any and all applicable laws, statutes, rules, regulations or court orders or any Non-U.S. Plan is involuntarily terminated or wound up, or (ix) the Company or any Subsidiary becomes subject to the imposition of a financial penalty (which for this purpose shall mean any tax, penalty or other liability, whether by way of indemnity or otherwise) with respect to one or more Non-U.S. Plans; and any such event or events described in clauses (i) through (ix) above, either individually or together with any other such event or events, could reasonably be expected to have a Material Adverse Effect. As used in this Section 11(k), the terms “employee benefit plan” and “employee welfare benefit plan” shall have the respective meanings assigned to such terms in section 3 of ERISA; or

(l) any Subsidiary Guaranty shall cease to be in full force and effect in any material respect, any Subsidiary Guarantor or any Person acting on behalf of any Subsidiary Guarantor shall contest in any manner the validity, binding nature or enforceability of any Subsidiary Guaranty, or the obligations of any Subsidiary Guarantor under any Subsidiary Guaranty are not or cease to be legal, valid, binding and enforceable in accordance with the terms of such Subsidiary Guaranty; or

(m) the Company or any of its Subsidiaries shall cause or permit the occurrence of any condition or event that would result in any recourse to any Obligor under any Permitted SBIC Guarantee.

SECTION 12. REMEDIES ON DEFAULT, ETC.

Section 12.1. Acceleration. (a) If an Event of Default with respect to the Company described in Section 11(g) or (h) (other than an Event of Default described in clause (i) of Section 11(g) or described in clause (vi) of Section 11(g) by virtue of the fact that such clause encompasses clause (i) of Section 11(g)) has occurred, all the Notes then outstanding shall automatically become immediately due and payable.

OWL ROCK CAPITAL CORPORATION	NOTE PURCHASE AGREEMENT

(b) If any other Event of Default has occurred and is continuing, the Required Holders may at any time at its or their option, by notice or notices to the Company, declare all the Notes then outstanding to be immediately due and payable.

(c) If any Event of Default described in Section 11(a) or (b) has occurred and is continuing, any holder or holders of Notes at the time outstanding affected by such Event of Default may at any time, at its or their option, by notice or notices to the Company, declare all the Notes held by it or them to be immediately due and payable.

Upon any Notes becoming due and payable under this Section 12.1, whether automatically or by declaration, such Notes will forthwith mature and the entire unpaid principal amount of such Notes, plus (x) all accrued and unpaid interest thereon (including interest accrued thereon at the Default Rate) and (y) (i) if such Notes become due and payable under this Section 12.1 on or before December 21, 2019, the Make-Whole Amount determined in respect of such principal amount (to the full extent permitted by applicable law) or (ii) if such Notes become due and payable under this Section 12.1 after December 21, 2019, the Prepayment Settlement Amount determined in respect of such principal amount (to the full extent permitted by applicable law), shall all be immediately due and payable, in each and every case without presentment, demand, protest or further notice, all of which are hereby waived. The Company acknowledges, and the parties hereto agree, that each holder of a Note has the right to maintain its investment in the Notes free from repayment by the Company (except as herein specifically provided for) and that the provision for payment of a Make-Whole Amount or Prepayment Settlement Amount by the Company in the event that the Notes are prepaid or are accelerated as a result of an Event of Default, is intended to provide compensation for the deprivation of such right under such circumstances.

Section 12.2. Other Remedies. If any Default or Event of Default has occurred and is continuing, and irrespective of whether any Notes have become or have been declared immediately due and payable under Section 12.1, the holder of any Note at the time outstanding may proceed to protect and enforce the rights of such holder by an action at law, suit in equity or other appropriate proceeding, whether for the specific performance of any agreement contained herein or in any Note or Subsidiary Guaranty, or for an injunction against a violation of any of the terms hereof or thereof, or in aid of the exercise of any power granted hereby or thereby or by law or otherwise.

Section 12.3. Rescission. At any time after any Notes have been declared due and payable pursuant to Section 12.1(b) or (c), the Required Holders, by written notice to the Company, may rescind and annul any such declaration and its consequences if (a) the Company has paid all overdue interest on the Notes, all principal of and Make-Whole Amount, if any, and the Prepayment Settlement Amount, if any, on any Notes that are due and payable and are unpaid other than by reason of such declaration, and all interest on such overdue principal and Make-Whole Amount, if any, and the Prepayment Settlement Amount, if any, and (to the extent permitted by applicable law) any overdue interest in respect of the Notes, at the Default Rate, (b) neither the Company nor any other Person shall have paid any amounts which have become due solely by reason of such declaration, (c) all Events of Default and Defaults, other than non-payment of amounts that have become due solely by reason of such declaration, have been cured or have been waived pursuant to Section 17, and (d) no judgment or decree has been entered for the payment of any monies due pursuant hereto or to the Notes. No rescission and annulment under this Section 12.3 will extend to or affect any subsequent Event of Default or Default or impair any right consequent thereon.

OWL ROCK CAPITAL CORPORATION	NOTE PURCHASE AGREEMENT

Section 12.4. No Waivers or Election of Remedies, Expenses, Etc. No course of dealing and no delay on the part of any holder of any Note in exercising any right, power or remedy shall operate as a waiver thereof or otherwise prejudice such holder’s rights, powers or remedies. No right, power or remedy conferred by this Agreement, any Subsidiary Guaranty or any Note upon any holder thereof shall be exclusive of any other right, power or remedy referred to herein or therein or now or hereafter available at law, in equity, by statute or otherwise. Without limiting the obligations of the Company under Section 15, the Company will pay to the holder of each Note on demand such further amount as shall be sufficient to cover all costs and expenses of such holder incurred in any enforcement or collection under this Section 12, including reasonable attorneys’ fees, expenses and disbursements.

SECTION 13. REGISTRATION; EXCHANGE; SUBSTITUTION OF NOTES.

Section 13.1. Registration of Notes. The Company shall keep at its principal executive office a register for the registration and registration of transfers of Notes. The name and address of each holder of one or more Notes, each transfer thereof and the name and address of each transferee of one or more Notes shall be registered in such register. If any holder of one or more Notes is a nominee, then (a) the name and address of the beneficial owner of such Note or Notes shall also be registered in such register as an owner and holder thereof and (b) at any such beneficial owner’s option, either such beneficial owner or its nominee may execute any amendment, waiver or consent pursuant to this Agreement. Prior to due presentment for registration of transfer, the Person in whose name any Note shall be registered shall be deemed and treated as the owner and holder thereof for all purposes hereof, and the Company shall not be affected by any notice or knowledge to the contrary. The Company shall give to any holder of a Note that is an Institutional Investor promptly upon request therefor, a complete and correct copy of the names and addresses of all registered holders of Notes.

Section 13.2. Transfer and Exchange of Notes. Upon surrender of any Note to the Company at the address and to the attention of the designated officer (all as specified in Section 18(iii)), for registration of transfer or exchange (and in the case of a surrender for registration of transfer accompanied by a written instrument of transfer duly executed by the registered holder of such Note or such holder’s attorney duly authorized in writing and accompanied by the relevant name, address and other information for notices of each transferee of such Note or part thereof), within 10 Business Days thereafter, the Company shall execute and deliver, at the Company’s expense (except as provided below), one or more new Notes (as requested by the holder thereof) in exchange therefor, in an aggregate principal amount equal to the unpaid principal amount of the surrendered Note. Each such new Note shall be payable to such Person as such holder may request and shall be substantially in the form of Schedule 1. Each such new Note shall be dated and bear interest from the date to which interest shall have been paid on the surrendered Note or dated the date of the surrendered Note if no interest shall have been paid thereon. The Company may require payment of a sum sufficient to cover any

OWL ROCK CAPITAL CORPORATION	NOTE PURCHASE AGREEMENT

stamp tax or governmental charge imposed in respect of any such transfer of Notes. Notes shall not be transferred in denominations of less than $100,000, provided that if necessary to enable the registration of transfer by a holder of its entire holding of Notes, one Note may be in a denomination of less than $100,000. Any transferee, by its acceptance of a Note registered in its name (or the name of its nominee), shall be deemed to have made the representation set forth in Section 6.2.

Section 13.3. Replacement of Notes. Upon receipt by the Company at the address and to the attention of the designated officer (all as specified in Section 18(iii)) of evidence reasonably satisfactory to it of the ownership of and the loss, theft, destruction or mutilation of any Note (which evidence shall be, in the case of an Institutional Investor, notice from such Institutional Investor of such ownership and such loss, theft, destruction or mutilation), and

(a) in the case of loss, theft or destruction, of indemnity reasonably satisfactory to it (provided that if the holder of such Note is, or is a nominee for, an original Purchaser or another holder of a Note with a minimum net worth of at least $50,000,000 or a Qualified Institutional Buyer, such Person’s own unsecured agreement of indemnity shall be deemed to be satisfactory), or

(b) in the case of mutilation, upon surrender and cancellation thereof,

within 10 Business Days thereafter, the Company at its own expense shall execute and deliver, in lieu thereof, a new Note, dated and bearing interest from the date to which interest shall have been paid on such lost, stolen, destroyed or mutilated Note or dated the date of such lost, stolen, destroyed or mutilated Note if no interest shall have been paid thereon.

SECTION 14. PAYMENTS ON NOTES.

Section 14.1. Place of Payment. Subject to Section 14.2, payments of principal, Make-Whole Amount, Prepayment Settlement Amount, if any, and interest becoming due and payable on the Notes shall be made in New York, New York at the principal office of SunTrust Bank in such jurisdiction. The Company may at any time, by notice to each holder of a Note, change the place of payment of the Notes so long as such place of payment shall be either the principal office of the Company in such jurisdiction or the principal office of a bank or trust company in such jurisdiction.

Section 14.2. Payment by Wire Transfer. So long as any Purchaser or its nominee shall be the holder of any Note, and notwithstanding anything contained in Section 14.1 or in such Note to the contrary, the Company will pay all sums becoming due on such Note for principal, Make-Whole Amount, if any, Prepayment Settlement Amount, if any, interest and all other amounts becoming due hereunder by the method and at the address specified for such purpose below such Purchaser’s name in the Purchaser Schedule, or by such other method or at such other address as such Purchaser shall have from time to time specified to the Company in writing for such purpose, without the presentation or surrender of such Note or the making of any notation thereon, except that upon written request of the Company made concurrently with or reasonably promptly after payment or prepayment in full of any Note, such Purchaser shall

OWL ROCK CAPITAL CORPORATION	NOTE PURCHASE AGREEMENT

surrender such Note for cancellation, reasonably promptly after any such request, to the Company at its principal executive office or at the place of payment most recently designated by the Company pursuant to Section 14.1. Prior to any sale or other disposition of any Note held by a Purchaser or its nominee, such Purchaser will, at its election, either endorse thereon the amount of principal paid thereon and the last date to which interest has been paid thereon or surrender such Note to the Company in exchange for a new Note or Notes pursuant to Section 13.2. The Company will afford the benefits of this Section 14.2 to any Institutional Investor that is the direct or indirect transferee of any Note purchased by a Purchaser under this Agreement and that has made the same agreement relating to such Note as the Purchasers have made in this Section 14.2.

Section 14.3. Tax Information. By acceptance of any Note, the holder of such Note agrees that such holder will with reasonable promptness duly complete and deliver to the Company, or to such other Person as may be reasonably requested by the Company, from time to time (a) any forms, documents, or certifications as may be reasonably required for the Company to satisfy any information reporting or withholding tax obligations with respect to any payments under this Agreement, (b) in the case of any such holder that is a United States Person, such holder’s United States tax identification number or other forms reasonably requested by the Company necessary to establish such holder’s status as a United States Person under FATCA and as may otherwise be necessary for the Company to comply with its obligations under FATCA and (c) in the case of any such holder that is not a United States Person, such documentation prescribed by applicable law (including as prescribed by section 1471(b)(3)(C)(i) of the Code) and such additional documentation as may be necessary for the Company to comply with its obligations under FATCA and to determine that such holder has complied with such holder’s obligations under FATCA or to determine the amount (if any) to deduct and withhold from any such payment made to such holder. Nothing in this Section 14.3 shall require any holder to provide information that is confidential or proprietary to such holder unless the Company is required to obtain such information under FATCA and, in such event, the Company shall treat any such information it receives as confidential.

SECTION 15. EXPENSES, ETC.

Section 15.1. Transaction Expenses. Whether or not the transactions contemplated hereby are consummated, the Company will pay all costs and expenses (including reasonable attorneys’ fees of a special counsel and, if reasonably required by the Required Holders, local or other counsel) incurred by the Purchasers and each other holder of a Note in connection with such transactions and in connection with any amendments, waivers or consents under or in respect of this Agreement, any Subsidiary Guaranty or the Notes (whether or not such amendment, waiver or consent becomes effective), including: (a) the costs and expenses incurred in enforcing or defending (or determining whether or how to enforce or defend) any rights under this Agreement, any Subsidiary Guaranty or the Notes or in responding to any subpoena or other legal process or informal investigative demand issued in connection with this Agreement, any Subsidiary Guaranty or the Notes, or by reason of being a holder of any Note, (b) the costs and expenses, including financial advisors’ fees, incurred in connection with the insolvency or bankruptcy of the Company or any Subsidiary or in connection with any work-out or restructuring of the transactions contemplated hereby and by the Notes and any Subsidiary

OWL ROCK CAPITAL CORPORATION	NOTE PURCHASE AGREEMENT

Guaranty and (c) the costs and expenses incurred in connection with the initial filing of this Agreement and all related documents and financial information with the SVO provided, that such costs and expenses under this clause (c) shall not exceed $3,500. If required by the NAIC, the Company shall obtain and maintain at its own cost and expense a Legal Entity Identifier (LEI).

The Company will pay, and will save each Purchaser and each other holder of a Note harmless from, (i) all claims in respect of any fees, costs or expenses, if any, of brokers and finders (other than those, if any, retained by a Purchaser or other holder in connection with its purchase of the Notes), (ii) any and all wire transfer fees that any bank or other financial institution deducts from any payment under such Note to such holder or otherwise charges to a holder of a Note with respect to a payment under such Note and (iii) any judgment, liability, claim, order, decree, fine, penalty, cost, fee, expense (including reasonable attorneys’ fees and expenses) or obligation resulting from the consummation of the transactions contemplated hereby, including the use of the proceeds of the Notes by the Company.

Section 15.2. Certain Taxes. The Company agrees to pay all stamp, documentary or similar taxes or fees which may be payable in respect of the execution and delivery or the enforcement of this Agreement or any Subsidiary Guaranty or the execution and delivery (but not the transfer) or the enforcement of any of the Notes in the United States or any other jurisdiction where the Company or any Subsidiary Guarantor has assets or of any amendment of, or waiver or consent under or with respect to, this Agreement or any Subsidiary Guaranty or of any of the Notes, and to pay any value added tax due and payable in respect of reimbursement of costs and expenses by the Company pursuant to this Section 15, and will save each holder of a Note to the extent permitted by applicable law harmless against any loss or liability resulting from nonpayment or delay in payment of any such tax or fee required to be paid by the Company hereunder.

Section 15.3. Survival. The obligations of the Company under this Section 15 will survive the payment or transfer of any Note, the enforcement, amendment or waiver of any provision of this Agreement, any Subsidiary Guaranty or the Notes, and the termination of this Agreement.

SECTION 16. SURVIVAL OF REPRESENTATIONS AND WARRANTIES; ENTIRE AGREEMENT.

All representations and warranties contained herein shall survive the execution and delivery of this Agreement and the Notes, the purchase or transfer by any Purchaser of any Note or portion thereof or interest therein and the payment of any Note, and may be relied upon by any subsequent holder of a Note, regardless of any investigation made at any time by or on behalf of such Purchaser or any other holder of a Note. All statements contained in any certificate or other instrument delivered by or on behalf of the Company pursuant to this Agreement shall be deemed representations and warranties of the Company under this Agreement. Subject to the preceding sentence, this Agreement, the Notes and any Subsidiary Guaranties embody the entire agreement and understanding between each Purchaser and the Company and supersede all prior agreements and understandings relating to the subject matter hereof.

OWL ROCK CAPITAL CORPORATION	NOTE PURCHASE AGREEMENT

SECTION 17. AMENDMENT AND WAIVER.

Section 17.1. Requirements. This Agreement and the Notes may be amended, and the observance of any term hereof or of the Notes may be waived (either retroactively or prospectively), only with the written consent of the Company and the Required Holders, except that:

(a) no amendment or waiver of any of Sections 1, 2, 3, 4, 5, 6 or 21 hereof, or any defined term (as it is used therein), will be effective as to any Purchaser unless consented to by such Purchaser in writing;

(b) no amendment or waiver may, without the written consent of each Purchaser and the holder of each Note at the time outstanding, (i) subject to Section 12 relating to acceleration or rescission, change the amount or time of any prepayment or payment of principal of, or reduce the rate or change the time of payment or method of computation of (x) interest on the Notes or (y) the Make-Whole Amount or the Prepayment Settlement Amount, (ii) change the percentage of the principal amount of the Notes the holders of which are required to consent to any amendment or waiver, or (iii) amend any of Sections 8 (except as set forth in the second sentence of Section 8.2), 11(a), 11(b), 12, 17 or 20; and

(c) no amendment or waiver may, without the written consent of the Company and the Super-Majority Holders, amend or waive any of Section 10.8(a).

Section 17.2. Solicitation of Holders of Notes.

(a) Solicitation. The Company will provide each holder of a Note with sufficient information, sufficiently far in advance of the date a decision is required, to enable such holder to make an informed and considered decision with respect to any proposed amendment, waiver or consent in respect of any of the provisions hereof or of the Notes or any Subsidiary Guaranty. The Company will deliver executed or true and correct copies of each amendment, waiver or consent effected pursuant to this Section 17 or any Subsidiary Guaranty to each holder of a Note promptly following the date on which it is executed and delivered by, or receives the consent or approval of, the requisite holders of Notes.

(b) Payment. The Company will not directly or indirectly pay or cause to be paid any remuneration, whether by way of supplemental or additional interest, fee or otherwise, or grant any security or provide other credit support, to any holder of a Note as consideration for or as an inducement to the entering into by such holder of any waiver or amendment of any of the terms and provisions hereof or of any Subsidiary Guaranty or any Note unless such remuneration is concurrently paid, or security is concurrently granted or other credit support concurrently provided, on the same terms, ratably to each holder of a Note even if such holder did not consent to such waiver or amendment.

OWL ROCK CAPITAL CORPORATION	NOTE PURCHASE AGREEMENT

(c) Consent in Contemplation of Transfer. Any consent given pursuant to this Section 17 or any Subsidiary Guaranty by a holder of a Note that has transferred or has agreed to transfer its Note to (i) the Company, (ii) any Subsidiary or any other Affiliate or (iii) any other Person in connection with, or in anticipation of, such other Person acquiring, making a tender offer for or merging with the Company and/or any of its Affiliates, in each case in connection with such consent, shall be void and of no force or effect except solely as to such holder, and any amendments effected or waivers granted or to be effected or granted that would not have been or would not be so effected or granted but for such consent (and the consents of all other holders of Notes that were acquired under the same or similar conditions) shall be void and of no force or effect except solely as to such holder.

Section 17.3. Binding Effect, Etc. Any amendment or waiver consented to as provided in this Section 17 or any Subsidiary Guaranty applies equally to all holders of Notes and is binding upon them and upon each future holder of any Note and upon the Company without regard to whether such Note has been marked to indicate such amendment or waiver. No such amendment or waiver will extend to or affect any obligation, covenant, agreement, Default or Event of Default not expressly amended or waived or impair any right consequent thereon. No course of dealing between the Company and any holder of a Note and no delay in exercising any rights hereunder or under any Note or Subsidiary Guaranty shall operate as a waiver of any rights of any holder of such Note.

Section 17.4. Notes Held by Company, Etc. Solely for the purpose of determining whether the holders of the requisite percentage of the aggregate principal amount of Notes then outstanding approved or consented to any amendment, waiver or consent to be given under this Agreement, any Subsidiary Guaranty or the Notes, or have directed the taking of any action provided herein or in any Subsidiary Guaranty or the Notes to be taken upon the direction of the holders of a specified percentage of the aggregate principal amount of Notes then outstanding, Notes directly or indirectly owned by the Company or any of its Affiliates shall be deemed not to be outstanding.

SECTION 18. NOTICES.

Except to the extent otherwise provided in Section 7.4, all notices and communications provided for hereunder shall be in writing and sent (a) by telecopy if the sender on the same day sends a confirming copy of such notice by an internationally recognized overnight delivery service (charges prepaid), or (b) by registered or certified mail with return receipt requested (postage prepaid), or (c) by an internationally recognized overnight delivery service (charges prepaid). Any such notice must be sent, or (d) by e-mail, provided, that upon request of any holder to receive paper copies of such notices or communications, the Company will promptly deliver such paper copies to such holder:

(i) if to any Purchaser or its nominee, to such Purchaser or nominee at the address specified for such communications in the Purchaser Schedule, or at such other address as such Purchaser or nominee shall have specified to the Company in writing,

(ii) if to any other holder of any Note, to such holder at such address as such other holder shall have specified to the Company in writing, or

OWL ROCK CAPITAL CORPORATION	NOTE PURCHASE AGREEMENT

(iii) if to the Company, to the Company at its address set forth at the beginning hereof to the attention of the Chief Financial Officer, or at such other address as the Company shall have specified to the holder of each Note in writing.

Notices under this Section 18 will be deemed given only when actually received.

SECTION 19. REPRODUCTION OF DOCUMENTS.

This Agreement and all documents relating thereto, including (a) consents, waivers and modifications that may hereafter be executed, (b) documents received by any Purchaser at the Closing (except the Notes themselves), and (c) financial statements, certificates and other information previously or hereafter furnished to any Purchaser, may be reproduced by such Purchaser by any photographic, photostatic, electronic, digital, or other similar process and such Purchaser may destroy any original document so reproduced. The Company agrees and stipulates that, to the extent permitted by applicable law, any such reproduction shall be admissible in evidence as the original itself in any judicial or administrative proceeding (whether or not the original is in existence and whether or not such reproduction was made by such Purchaser in the regular course of business) and any enlargement, facsimile or further reproduction of such reproduction shall likewise be admissible in evidence. This Section 19 shall not prohibit the Company or any other holder of Notes from contesting any such reproduction to the same extent that it could contest the original, or from introducing evidence to demonstrate the inaccuracy of any such reproduction.

SECTION 20. CONFIDENTIAL INFORMATION.

For the purposes of this Section 20, “Confidential Information” means information delivered to any Purchaser by or on behalf of the Company or any Subsidiary in connection with the transactions contemplated by or otherwise pursuant to this Agreement that is proprietary in nature and that was clearly marked or labeled or otherwise adequately identified when received by such Purchaser as being confidential information of the Company or such Subsidiary, provided that such term does not include information that (a) was publicly known or otherwise known to such Purchaser prior to the time of such disclosure, (b) subsequently becomes publicly known through no act or omission by such Purchaser or any Person acting on such Purchaser’s behalf, (c) otherwise becomes known to such Purchaser other than through disclosure by the Company or any Subsidiary or (d) constitutes financial statements delivered to such Purchaser under Section 7.1 that are otherwise publicly available. Each Purchaser will maintain the confidentiality of such Confidential Information in accordance with procedures adopted by such Purchaser in good faith to protect confidential information of third parties delivered to such Purchaser, provided that such Purchaser may deliver or disclose Confidential Information to (i) its directors, officers, employees, agents, attorneys, trustees and affiliates (to the extent such disclosure reasonably relates to the administration of the investment represented by its Notes), (ii) its auditors, financial advisors and other professional advisors who agree to hold confidential the Confidential Information substantially in accordance with this Section 20, (iii) any other holder of any Note, (iv) any Institutional Investor to which it sells or offers to sell such Note or any part thereof or any participation therein (if such Person has agreed in writing prior to its receipt of such Confidential Information to be bound by this Section 20), (v) any Person from

OWL ROCK CAPITAL CORPORATION	NOTE PURCHASE AGREEMENT

which it offers to purchase any Security of the Company (if such Person has agreed in writing prior to its receipt of such Confidential Information to be bound by this Section 20), (vi) any federal or state regulatory authority having jurisdiction over such Purchaser, (vii) the NAIC or the SVO or, in each case, any similar organization, or any nationally recognized rating agency that requires access to information about such Purchaser’s investment portfolio, or (viii) any other Person to which such delivery or disclosure may be necessary or appropriate (w) to effect compliance with any law, rule, regulation or order applicable to such Purchaser, (x) in response to any subpoena or other legal process, (y) in connection with any litigation to which such Purchaser is a party or (z) if an Event of Default has occurred and is continuing, to the extent such Purchaser may reasonably determine such delivery and disclosure to be necessary or appropriate in the enforcement or for the protection of the rights and remedies under such Purchaser’s Notes, this Agreement or any Subsidiary Guaranty. Each holder of a Note, by its acceptance of a Note, will be deemed to have agreed to be bound by and to be entitled to the benefits of this Section 20 as though it were a party to this Agreement. On reasonable request by the Company in connection with the delivery to any holder of a Note of information required to be delivered to such holder under this Agreement or requested by such holder (other than a holder that is a party to this Agreement or its nominee), such holder will enter into an agreement with the Company embodying this Section 20.

In the event that as a condition to receiving access to information relating to the Company or its Subsidiaries in connection with the transactions contemplated by or otherwise pursuant to this Agreement, any Purchaser or holder of a Note is required to agree to a confidentiality undertaking (whether through IntraLinks, another secure website, a secure virtual workspace or otherwise) which is different from this Section 20, this Section 20 shall not be amended thereby and, as between such Purchaser or such holder and the Company, this Section 20 shall supersede any such other confidentiality undertaking.

SECTION 21. SUBSTITUTION OF PURCHASER.

Each Purchaser shall have the right to substitute any one of its Affiliates or another Purchaser or any one of such other Purchaser’s Affiliates (other than any entity that has elected to be regulated as a “business development company” under the Investment Company Act) (a “Substitute Purchaser”) as the purchaser of the Notes that it has agreed to purchase hereunder, by written notice to the Company, which notice shall be signed by both such Purchaser and such Substitute Purchaser, shall contain such Substitute Purchaser’s agreement to be bound by this Agreement and shall contain a confirmation by such Substitute Purchaser of the accuracy with respect to it of the representations set forth in Section 6. Upon receipt of such notice, any reference to such Purchaser in this Agreement (other than in this Section 21), shall be deemed to refer to such Substitute Purchaser in lieu of such original Purchaser. In the event that such Substitute Purchaser is so substituted as a Purchaser hereunder and such Substitute Purchaser thereafter transfers to such original Purchaser all of the Notes then held by such Substitute Purchaser, upon receipt by the Company of notice of such transfer, any reference to such Substitute Purchaser as a “Purchaser” in this Agreement (other than in this Section 21), shall no longer be deemed to refer to such Substitute Purchaser, but shall refer to such original Purchaser, and such original Purchaser shall again have all the rights of an original holder of the Notes under this Agreement.

OWL ROCK CAPITAL CORPORATION	NOTE PURCHASE AGREEMENT

SECTION 22. MISCELLANEOUS.

Section 22.1. Successors and Assigns. All covenants and other agreements contained in this Agreement by or on behalf of any of the parties hereto bind and inure to the benefit of their respective successors and assigns (including any subsequent holder of a Note) whether so expressed or not, except that, subject to Section 10.2, the Company may not assign or otherwise transfer any of its rights or obligations hereunder or under the Notes without the prior written consent of each holder. Nothing in this Agreement, expressed or implied, shall be construed to confer upon any Person (other than the parties hereto and their respective successors and assigns permitted hereby) any legal or equitable right, remedy or claim under or by reason of this Agreement.

Section 22.2. Accounting Terms. (a) All accounting terms used herein which are not expressly defined in this Agreement have the meanings respectively given to them in accordance with GAAP. Except as otherwise specifically provided herein, (i) all computations made pursuant to this Agreement shall be made in accordance with GAAP, and (ii) all financial statements shall be prepared in accordance with GAAP. For purposes of determining compliance with this Agreement (including Section 9, Section 10 and the definition of “Indebtedness”), any election by the Company to measure any financial liability using fair value (as permitted by Financial Accounting Standards Board Accounting Standards Codification Topic No. 825-10-25 – Fair Value Option or any similar accounting standard) shall be disregarded and such determination shall be made as if such election had not been made.

(b) If the Company notifies the holder of the Notes that the Company requests an amendment to any provision hereof to eliminate the effect of any change occurring after the date hereof in GAAP or in the application thereof on the operation of such provision (or if a holder of the Notes notifies the Company that the Required Holders request an amendment to any provision hereof for such purpose), regardless of whether any such notice is given before or after such change in GAAP or in the application thereof then such provision shall be interpreted on the basis of GAAP as in effect and applied immediately before such change shall have become effective until such notice shall have been withdrawn or such provision amended in accordance herewith.

(c) All leases that would be treated as operating leases for purposes of GAAP on the date hereof shall continue to be accounted for as operating leases for purposes of all financial definitions and calculations hereunder regardless of any change to GAAP following the date hereof that would otherwise require such leases to be treated as Capital Lease Obligations.

Section 22.3. Severability. Any provision of this Agreement that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall (to the full extent permitted by law) not invalidate or render unenforceable such provision in any other jurisdiction.

OWL ROCK CAPITAL CORPORATION	NOTE PURCHASE AGREEMENT

Section 22.4. Construction, Etc. Each covenant contained herein shall be construed (absent express provision to the contrary) as being independent of each other covenant contained herein, so that compliance with any one covenant shall not (absent such an express contrary provision) be deemed to excuse compliance with any other covenant. Where any provision herein refers to action to be taken by any Person, or which such Person is prohibited from taking, such provision shall be applicable whether such action is taken directly or indirectly by such Person.

Defined terms herein shall apply equally to the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. The words “include,” “includes” and “including” shall be deemed to be followed by the phrase “without limitation.” The word “will” shall be construed to have the same meaning and effect as the word “shall.” Unless the context requires otherwise (a) any definition of or reference to any agreement, instrument or other document herein shall be construed as referring to such agreement, instrument or other document as from time to time amended, supplemented or otherwise modified (subject to any restrictions on such amendments, supplements or modifications set forth herein) and, for purposes of the Notes, shall also include any such notes issued in substitution therefor pursuant to Section 13, (b) subject to Section 22.1, any reference herein to any Person shall be construed to include such Person’s successors and assigns, (c) the words “herein,” “hereof” and “hereunder,” and words of similar import, shall be construed to refer to this Agreement in its entirety and not to any particular provision hereof, (d) all references herein to Sections and Schedules shall be construed to refer to Sections of, and Schedules to, this Agreement, and (e) any reference to any law or regulation herein shall, unless otherwise specified, refer to such law or regulation as amended, modified or supplemented from time to time.

Section 22.5. Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be an original but all of which together shall constitute one instrument. Each counterpart may consist of a number of copies hereof, each signed by less than all, but together signed by all, of the parties hereto.

Section 22.6. Governing Law. This Agreement shall be construed and enforced in accordance with, and the rights of the parties shall be governed by, the law of the State of New York excluding choice-of-law principles of the law of such State that would permit the application of the laws of a jurisdiction other than such State.

Section 22.7. Jurisdiction and Process; Waiver of Jury Trial. (a) The Company irrevocably submits to the non-exclusive jurisdiction of any New York State or federal court, in each case, sitting in the Borough of Manhattan, The City of New York, over any suit, action or proceeding arising out of or relating to this Agreement or the Notes. To the fullest extent permitted by applicable law, the Company irrevocably waives and agrees not to assert, by way of motion, as a defense or otherwise, any claim that it is not subject to the jurisdiction of any such court, any objection that it may now or hereafter have to the laying of the venue of any such suit, action or proceeding brought in any such court and any claim that any such suit, action or proceeding brought in any such court has been brought in an inconvenient forum.

OWL ROCK CAPITAL CORPORATION	NOTE PURCHASE AGREEMENT

(b) The Company agrees, to the fullest extent permitted by applicable law, that a final judgment in any suit, action or proceeding of the nature referred to in Section 22.7(a) brought in any such court shall be conclusive and binding upon it subject to rights of appeal, as the case may be, and may be enforced in the courts of the United States of America or the State of New York (or any other courts to the jurisdiction of which it or any of its assets is or may be subject) by a suit upon such judgment.

(c) The Company consents to process being served by or on behalf of any holder of Notes in any suit, action or proceeding of the nature referred to in Section 22.7(a) by mailing a copy thereof by registered, certified, priority or express mail (or any substantially similar form of mail), postage prepaid, return receipt or delivery confirmation requested, to it at its address specified in Section 18 or at such other address of which such holder shall then have been notified pursuant to said Section. The Company agrees that such service upon receipt (i) shall be deemed in every respect effective service of process upon it in any such suit, action or proceeding and (ii) shall, to the fullest extent permitted by applicable law, be taken and held to be valid personal service upon and personal delivery to it. Notices hereunder shall be conclusively presumed received as evidenced by a delivery receipt furnished by the United States Postal Service or any reputable commercial delivery service.

(d) Nothing in this Section 22.7 shall affect the right of any holder of a Note to serve process in any manner permitted by law, or limit any right that the holders of any of the Notes may have to bring proceedings against the Company in the courts of any appropriate jurisdiction or to enforce in any lawful manner a judgment obtained in one jurisdiction in any other jurisdiction.

(e) THE PARTIES HERETO HEREBY WAIVE TRIAL BY JURY IN ANY ACTION BROUGHT ON OR WITH RESPECT TO THIS AGREEMENT, THE NOTES OR ANY OTHER DOCUMENT EXECUTED IN CONNECTION HEREWITH OR THEREWITH.

*    *    *    *    *

OWL ROCK CAPITAL CORPORATION	NOTE PURCHASE AGREEMENT

If you are in agreement with the foregoing, please sign the form of agreement on a counterpart of this Agreement and return it to the Company, whereupon this Agreement shall become a binding agreement between you and the Company.

Very truly yours,

OWL ROCK CAPITAL CORPORATION

By
Alan Kirshenbaum, Chief Financial Officer

OWL ROCK CAPITAL CORPORATION	NOTE PURCHASE AGREEMENT

This Agreement is hereby

accepted and agreed to as

of the date hereof.

DELAWARE LIFE INSURANCE COMPANY

By
Name:
Title:

DELAWARE LIFE INSURANCE COMPANY OF NEW YORK

By
Name:
Title:

DL REINSURANCE COMPANY

By
Name:
Title:

SEABRIGHT INSURANCE COMPANY

By
Name:
Title:

DELAWARE LIFE INSURANCE AND ANNUITY COMPANY (BERMUDA) LTD.

By
Name:
Title:

OWL ROCK CAPITAL CORPORATION	NOTE PURCHASE AGREEMENT

This Agreement is hereby

accepted and agreed to as

of the date hereof.

GUGGENHEIM LIFE AND ANNUITY COMPANY

By
Name:
Title:

OWL ROCK CAPITAL CORPORATION	NOTE PURCHASE AGREEMENT

This Agreement is hereby

accepted and agreed to as

of the date hereof.

GREAT AMERICAN LIFE INSURANCE COMPANY

By
Name:
Title:

GREAT AMERICAN INSURANCE COMPANY

By
Name:
Title:

OWL ROCK CAPITAL CORPORATION	NOTE PURCHASE AGREEMENT

This Agreement is hereby

accepted and agreed to as

of the date hereof.

5 STAR LIFE INSURANCE COMPANY
By:	Conning, Inc., as Investment Manager

By
Name:	John Petchler
Title:	Director

AMERICAN HEALTH AND LIFE INSURANCE COMPANY
By:	Conning, Inc., as Investment Manager

By
Name:	John Petchler
Title:	Director

HAWAII EMPLOYERS MUTUAL INSURANCE COMPANY, INC.
By:	Conning, Inc., as Investment Manager

By
Name:	John Petchler
Title:	Director

PINNACOL ASSURANCE COMPANY
By:	Conning, Inc., as Investment Manager

By
Name:	John Petchler
Title:	Director

OWL ROCK CAPITAL CORPORATION	NOTE PURCHASE AGREEMENT

This Agreement is hereby

accepted and agreed to as

of the date hereof.

USABLE LIFE
By:	Conning, Inc., as Investment Manager

By
Name:	John Petchler
Title:	Director

MISSOURI EMPLOYERS MUTUAL INSURANCE COMPANY
By:	Conning, Inc., as Investment Manager

By
Name:	John Petchler
Title:	Director

NATIONAL BENEFIT LIFE INSURANCE COMPANY
By:	Conning, Inc., as Investment Manager

By
Name:	John Petchler
Title:	Director

PRIMERICA LIFE INSURANCE COMPANY
By:	Conning, Inc., as Investment Manager

By
Name:	John Petchler
Title:	Director

DEFINED TERMS

As used herein, the following terms have the respective meanings set forth below or set forth in the Section hereof following such term:

“Adjusted Interest Rate” is defined in Section 1.2(d).

“Affiliate” means, at any time, and with respect to any Person, any other Person that at such time directly or indirectly through one or more intermediaries Controls, or is Controlled by, or is under common Control with, such first Person. Unless the context otherwise clearly requires, any reference to an “Affiliate” is a reference to an Affiliate of the Company. Notwithstanding anything herein to the contrary, the term “Affiliate” shall not include any Person that constitutes a Portfolio Investment.

“Agreement” means this Note Purchase Agreement, including all Schedules attached to this Agreement.

“Amended Credit Facility” is defined in Section 10.9.

“Anti-Corruption Laws” means any law or regulation in a U.S. or any non-U.S. jurisdiction regarding bribery or any other corrupt activity, including the U.S. Foreign Corrupt Practices Act and the U.K. Bribery Act 2010 and any similar provisions of the Criminal Code (Canada).

“Anti-Money Laundering Laws” means any law or regulation in a U.S. or any non-U.S. jurisdiction regarding money laundering, drug trafficking, terrorist-related activities or other money laundering predicate crimes, including the Currency and Foreign Transactions Reporting Act of 1970 (otherwise known as the Bank Secrecy Act) and the USA PATRIOT Act or any similar provisions of the Criminal Code (Canada).

“Asset Coverage Ratio” means the ratio, determined on a consolidated basis for Company and its Subsidiaries, without duplication, (a) the value of total assets of the Company and its Subsidiaries, less all liabilities and indebtedness not represented by senior securities to (b) to the aggregate amount of senior securities representing indebtedness of Company and its Subsidiaries (including this Agreement and any Capital Call Facility), in each case as determined pursuant to the Investment Company Act and any orders of the Securities and Exchange Commission issued to or with respect to Company thereunder, including any exemptive relief granted by the Securities and Exchange Commission with respect to the indebtedness of any SBIC Subsidiary.

“Below Investment Grade Event” is defined in Section 1.2(e).

“Blocked Person” means (a) a Person whose name appears on the list of Specially Designated Nationals and Blocked Persons published by OFAC, (b) a Person, entity, organization, country or regime that is blocked or a target of sanctions that have been imposed under U.S. Economic Sanctions Laws or (c) a Person that is an agent, department or instrumentality of, or is otherwise beneficially owned by, controlled by or acting on behalf of, directly or indirectly, any Person, entity, organization, country or regime described in clause (a) or (b).

SCHEDULE A

(to Note Purchase Agreement)

“Business Day” means (a) for the purposes of Section 8.6 only, any day other than a Saturday, a Sunday or a day on which commercial banks in New York City are required or authorized to be closed, and (b) for the purposes of any other provision of this Agreement, any day other than a Saturday, a Sunday or a day on which commercial banks in New York, New York or Atlanta, Georgia, are required or authorized to be closed.

“Canada Blocked Person” means (i) a “terrorist group” as defined for the purposes of Part II.1 of the Criminal Code (Canada), as amended or (ii) a Person identified in or pursuant to (x) Part II.1 of the Criminal Code (Canada), as amended or (y) regulations or orders promulgated pursuant to the Special Economic Measures Act (Canada), as amended, the United Nations Act (Canada), as amended, or the Freezing Assets of Corrupt Foreign Officials Act (Canada), as amended, in any case pursuant to this clause (ii) as a Person in respect of whose property or benefit a holder of Notes would be prohibited from entering into or facilitating a related financial transaction.

“Canadian Economic Sanctions Laws” means those laws, including enabling legislation, orders-in-council or other regulations administered and enforced by Canada or a political subdivision of Canada pursuant to which economic sanctions have been imposed on any Person, entity, organization, country or regime, including Part II.1 of the Criminal Code (Canada), as amended, the Special Economic Measures Act (Canada), as amended, the United Nations Act (Canada), as amended, the Export and Import Permits Act (Canada), as amended, and the Freezing Assets of Corrupt Foreign Officials Act (Canada), as amended, and including all regulations promulgated under any of the foregoing, or any other similar sanctions program or action.

“Capital Call Facility” means any debt facility of the Company secured solely by the capital commitments of the equity holders thereof and assets related thereto, including the facility established by the Revolving Credit Agreement, dated as of August 1, 2016, among the Company, Wells Fargo Bank, National Association, as administrative agent, and the lenders named therein (or any extension, renewal or replacement thereof).

“Capital Lease Obligations” of any Person means the obligations of such Person to pay rent or other amounts under any lease of (or other arrangement conveying the right to use) real or personal property, or a combination thereof, which obligations are required to be classified and accounted for as capital leases on a balance sheet of such Person under GAAP, and the amount of such obligations shall be the capitalized amount thereof determined in accordance with GAAP.

“Cash” means any immediately available funds in Dollars or in any currency other than Dollars (measured in terms of the Dollar Equivalent thereof) which is a freely convertible currency.

“Change in Control” means (i) at any time prior to the Company’s common stock being listed on a national securities exchange (A) a “Key Person Event” or “Cause Event” (each as defined in the Company’s existing PPM; relevant definitions attached to this Agreement as Appendix A) shall occur, without regard to whether or not the “Commitment Period” (as defined in the PPM) is then in effect, or (B) any “Key Person” (as defined in the PPM; definition attached to this Agreement as Appendix A) is replaced in accordance with the PPM without the consent of the holders of more than 50% of the outstanding principal amount of the Notes; provided that, for purposes of this clause, the PPM shall mean the PPM as in effect as of the date hereof or as otherwise amended or modified from time to time with the consent of the holders of more than 50% of the outstanding principal amount of the Notes or (ii) the External Manager (or an Affiliate thereof) ceases to be the external manager of the Company.

“Closing” is defined in Section 3.

“Code” means the Internal Revenue Code of 1986 as amended.

“Company” is defined in the first paragraph of this Agreement.

“Confidential Information” is defined in Section 20.

“Control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract or otherwise; and the terms “Controlled” and “Controlling” shall have meanings correlative to the foregoing.

“Controlled Entity” means (a) any of the Subsidiaries of the Company and any of their or the Company’s respective Controlled Affiliates and (b) if the Company has a parent company, such parent company and its Controlled Affiliates.

“Controlled Foreign Corporation” means any Subsidiary which is (i) a “controlled foreign corporation” (within the meaning of Section 957 of the Code), (ii) a Subsidiary substantially all the assets of which consist (directly or indirectly through one or more flow-through entities) of Equity Interests and/or indebtedness of one or more Subsidiaries described in clause (i) of this definition, or (iii) an entity treated as disregarded for U.S. federal income tax purposes and substantially all of the assets of which consist (directly or indirectly through one or more flow-through entities) of the Equity Interests and/or indebtedness of one or more Subsidiaries described in clause (i) or (ii) of this definition.

“Cross Acceleration Threshold” means the higher of (a) $25,000,000 (or its equivalent in the relevant currency of payment) and (b) any cross default or cross acceleration threshold set out in the cross-default or cross acceleration provision of the SunTrust Facility or the Replacement Facility that corresponds to the cross-default provisions set forth in Section 11(f) hereof.

“Default” means an event or condition the occurrence or existence of which would, with the lapse of time or the giving of notice or both, become an Event of Default.

“Default Rate” means that rate of interest per annum that is the greater of (a) 2% per annum above the rate of interest on the Notes then in effect or (b) 2% over the rate of interest publicly announced by SunTrust Bank in New York, New York as its “base” or “prime” rate.

“Disclosure Documents” is defined in Section 5.3.

“Dollar Equivalent” means, on any date of determination, with respect to an amount denominated in any Foreign Currency, the amount of Dollars that would be required to purchase such amount of such Foreign Currency on the date two Business Days prior to such date, based upon the spot selling rate at which the SunTrust Bank offers to sell such Foreign Currency for Dollars in the London foreign exchange market at approximately 11:00 a.m. (London time) for delivery two Business Days later

“Dollars” or “$” refers to lawful money of the United States of America.

“EDGAR” means the SEC’s Electronic Data Gathering, Analysis and Retrieval System or any successor SEC electronic filing system for such purposes.

“Environmental Laws” means any and all federal, state, local, and foreign statutes, laws, regulations, ordinances, rules, judgments, orders, decrees, permits, concessions, grants, franchises, licenses, agreements or governmental restrictions relating to pollution and the protection of the environment or the release of any materials into the environment, including those related to Hazardous Materials.

“Equity Interests” means shares of capital stock, partnership interests, membership interests in a limited liability company, beneficial interests in a trust or other equity ownership interests or equivalents (however designated, including any instrument treated as equity for U.S. federal income tax purposes) in a Person, and any warrants, options or other rights entitling the holder thereof to purchase or acquire any such equity interest.

“ERISA” means the Employee Retirement Income Security Act of 1974 and the rules and regulations promulgated thereunder, in each case as amended from time to time.

“ERISA Affiliate” means any trade or business (whether or not incorporated) that is treated as a single employer together with the Company under section 414 of the Code.

“Event of Default” is defined in Section 11.

“Existing Credit Facility” is defined in Section 10.9.

“Existing Facility Additional Provisions” is defined in Section 10.9.

“External Manager” means Owl Rock Capital Advisors LLC, a Delaware limited liability company.

“FATCA” means (a) sections 1471 through 1474 of the Code, as of the date of this Agreement (or any amended or successor version that is substantively comparable and not materially more onerous to comply with), together with any current or future regulations or official interpretations thereof, (b) any treaty, law or regulation of any other jurisdiction, or relating to an intergovernmental agreement between the United States of America and any other jurisdiction, which (in either case) facilitates the implementation of the foregoing clause (a), and (c) any agreements entered into pursuant to section 1471(b)(1) of the Code.

“Financing Subsidiary” means an SPE Subsidiary or an SBIC Subsidiary.

“Foreign Currency” means at any time any currency other than Dollars.

“Foreign Subsidiary” means any Subsidiary of the Company that is a Controlled Foreign Corporation.

“Form 10-K” is defined in Section 7.1(b).

“Form 10-Q” is defined in Section 7.1(a).

“GAAP” means (a) generally accepted accounting principles as in effect from time to time in the United States of America and (b) for purposes of Section 9.6, with respect to any Subsidiary, generally accepted accounting principles as in effect from time to time in the jurisdiction of organization of such Subsidiary.

“Governmental Authority” means

(a) the government of

(i) the United States of America or any state or other political subdivision thereof, or

(ii) any other jurisdiction in which the Company or any Subsidiary conducts all or any part of its business, or which asserts jurisdiction over any properties of the Company or any Subsidiary, or

(b) any entity exercising executive, legislative, judicial, regulatory or administrative functions of, or pertaining to, any such government.

“Governmental Official” means any governmental official or employee, employee of any government-owned or government-controlled entity, political party, any official of a political party, candidate for political office, official of any public international organization or anyone else acting in an official capacity.

“Guarantee” of or by any Person (the “guarantor”) means any obligation, contingent or otherwise, of the guarantor guaranteeing or having the economic effect of guaranteeing any Indebtedness or other obligation of any other Person (the “primary obligor”) in any manner, whether directly or indirectly, and including any obligation of the guarantor, direct or indirect,

(a) to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness or other obligation or to purchase (or to advance or supply funds for the purchase of) any security for the payment thereof,

(b) to purchase or lease property securities or services for the purpose of assuring the owner of such Indebtedness or other obligation of the payment thereof,

(c) to maintain working capital, equity capital or any other financial statement condition or liquidity of the primary obligor so as to enable the primary obligor to pay such Indebtedness or other obligation or

(d) as an account party in respect of any letter of credit or letter of guaranty issued to support such Indebtedness or obligation;

provided that the term Guarantee shall not include (i) endorsements for collection or deposit in the ordinary course of business or (ii) customary indemnification agreements entered into in the ordinary course of business, provided that such indemnification obligations are unsecured, such Person has determined that any liability thereunder is remote and such indemnification obligations are not the functional equivalent of the guaranty of a payment obligation of the primary obligor.

“Hazardous Materials” means any and all pollutants, toxic or hazardous wastes or other substances that might pose a hazard to health and safety, the removal of which may be required or the generation, manufacture, refining, production, processing, treatment, storage, handling, transportation, transfer, use, disposal, release, discharge, spillage, seepage or filtration of which is or shall be restricted, prohibited or penalized by any applicable law, including asbestos, urea formaldehyde foam insulation, polychlorinated biphenyls, petroleum, petroleum products, lead based paint, radon gas or similar restricted, prohibited or penalized substances.

“Hedging Agreement” means any interest rate protection agreement, foreign currency exchange protection agreement, commodity price protection agreement or other interest or currency exchange rate or commodity price hedging arrangement.

“holder” means, with respect to any Note, the Person in whose name such Note is registered in the register maintained by the Company pursuant to Section 13.1, provided, however, that if such Person is a nominee, then for the purposes of Sections 7, 12, 17.2 and 18 and any related definitions in this Schedule A, “holder” shall mean the beneficial owner of such Note whose name and address appears in such register.

“INHAM Exemption” is defined in Section 6.2(e).

“Indebtedness” of any Person means, without duplication,

(a) all obligations of such Person for borrowed money or with respect to deposits or advances of any kind,

(b) all obligations of such Person evidenced by bonds, debentures, notes or similar instruments,

(c) all obligations of such Person under conditional sale or other title retention agreements relating to property acquired by such Person,

(d) all obligations of such Person in respect of the deferred purchase price of property or services (excluding accounts payable and accrued expenses incurred in the ordinary course of business),

(e) all Indebtedness of others secured by any Lien on property owned or acquired by such Person, whether or not the Indebtedness secured thereby has been assumed (with the value of such debt being the lower of the outstanding amount of such debt and the fair market value of the property subject to such Lien),

(f) all Guarantees by such Person of Indebtedness of others,

(g) all Capital Lease Obligations of such Person,

(h) all obligations, contingent or otherwise, of such Person as an account party in respect of letters of credit and letters of guaranty and

(i) all obligations, contingent or otherwise, of such Person in respect of bankers’ acceptances.

The Indebtedness of any Person shall include the Indebtedness of any other entity (including any partnership in which such Person is a general partner) to the extent such Person is liable therefor as a result of such Person’s ownership interest in or other relationship with such entity, except to the extent the terms of such Indebtedness provide that such Person is not liable therefor. Notwithstanding the foregoing, “Indebtedness” shall not include (x) purchase price holdbacks arising in the ordinary course of business in respect of a portion of the purchase price of an asset or Investment to satisfy unperformed obligations of the seller of such asset or Investment or (y) a commitment arising in the ordinary course of business to make a future Portfolio Investment.

“Initial Subsidiary Guarantor” means OR Lending LLC, a Delaware limited liability company.

“Institutional Investor” means (a) any Purchaser of a Note, (b) any holder of a Note holding (together with one or more of its affiliates) more than 5% of the aggregate principal amount of the Notes then outstanding, (c) any bank, trust company, savings and loan association or other financial institution, any pension plan, any investment company, any insurance company, any broker or dealer, or any other similar financial institution or entity, regardless of legal form, and (d) any Related Fund of any holder of any Note.

“Investment” means, for any Person: (a) Equity Interests, bonds, notes, debentures or other securities of any other Person or any agreement to acquire any Equity Interests, bonds, notes, debentures or other securities of any other Person (and any rights or proceeds in respect of (x) any “short sale” of securities or (y) any sale of any securities at a time when such securities are not owned by such Person); (b) deposits, advances, loans or other extensions of credit made to any other Person (including purchases of property from another Person subject to an understanding or agreement, contingent or otherwise, to resell such property to such Person); or (c) Hedging Agreements.

“Investment Company Act” means the Investment Company Act of 1940, and the rules and regulations promulgated thereunder and all exemptive relief, if any, obtained by the Company thereunder, as the same may be amended from time to time.

“Investment Company Act Asset Coverage” means the minimum asset coverage required to be held by the Company to comply with the Investment Company Act.

“Investment Grade” means a rating of at least “BBB-” or higher by Kroll or its equivalent by any other NRSRO.

“Investment Policies” means, with respect to the Company, the investment objectives, policies, restrictions and limitations as the same may be changed, altered, expanded, amended, modified, terminated or restated from time to time.

“Judgment Default Threshold” means the higher of (a) $25,000,000 (or its equivalent in the relevant currency of payment) and (b) any judgment default threshold set out in the judgment default provision of the SunTrust Facility or the Replacement Facility that corresponds to the cross-default provisions set forth in Section 11(j) hereof.

“Kroll” means Kroll Bond Rating Agency, Inc. and its successors.

“Lien” means, with respect to any asset, (a) any mortgage, deed of trust, lien, pledge, hypothecation, encumbrance, charge or security interest in, on or of such asset, (b) the interest of a vendor or a lessor under any conditional sale agreement, capital lease or title retention agreement (or any financing lease having substantially the same economic effect as any of the foregoing) relating to such asset and (c) in the case of securities, any purchase option, call or similar right of a third party with respect to such securities, except in favor of the issuer thereof (and in the case of Investments that are securities, excluding customary drag-along, tag-along, right of first refusal and other similar rights in favor of the equity holders of the same issuer).

“Make-Whole Amount” is defined in Section 8.6.

“Material” means material in relation to the business, operations, affairs, financial condition, assets, properties, or prospects of the Company and its Subsidiaries taken as a whole.

A_8

“Material Adverse Effect” means a material adverse effect on (a) the business, assets, liabilities and financial condition, assets or properties of the Company or the Company and its Subsidiaries (other than Financing Subsidiaries) taken as a whole (excluding in any case a decline in the net asset value of the Company or a change in general market conditions or values of the Portfolio Investments) or (b) the validity or enforceability of this Agreement, the Notes or any Subsidiary Guaranty or the rights and remedies of the holders of the Notes.

“Material Credit Facility” means, as to the Company and its Subsidiaries,

(a) the SunTrust Facility, including any renewals, extensions, amendments, supplements, restatements, replacements or refinancing thereof; and

(b) any other agreement(s) creating or evidencing indebtedness for borrowed money entered into on or after the date of Closing by the Company or any Subsidiary (other than a Financing Subsidiary or Foreign Subsidiary), or in respect of which the Company or any Subsidiary (other than a Financing Subsidiary or Foreign Subsidiary) is an obligor or otherwise provides a guarantee or other credit support (“Credit Facility”), in a principal amount outstanding or available for borrowing equal to or greater than $100,000,000 (or the equivalent of such amount in the relevant currency of payment, determined as of the date of the closing of such facility based on the exchange rate of such other currency); and if no Credit Facility or Credit Facilities equal or exceed such amounts, then the largest Credit Facility shall be deemed to be a Material Credit Facility.

“Maturity Date” is defined in the first paragraph of each Note.

“MFL Provision” means any covenant (whether constituting a covenant or an event of default) that requires the Company or any Subsidiary to (i) maintain any level of financial performance (including without limitation, any specified level of net worth, total assets, cash flows or net income, however expressed), (ii) maintain any relationship of any component of its capital structure to any other component thereof (including, without limitation, the relationship of indebtedness, senior indebtedness or subordinated indebtedness to total capitalization or to net worth, however expressed), (iii) maintain any measure of its ability to service its indebtedness (including, without limitation, exceeding any specified ratio of revenues, cash flow or income to interest expense, rental expense, capital expenditures and/or scheduled payments of indebtedness, however expressed) or (iv) not to exceed any maximum level of indebtedness, however expressed.

“Multiemployer Plan” means any Plan that is a “multiemployer plan” (as such term is defined in section 4001(a)(3) of ERISA).

“NAIC” means the National Association of Insurance Commissioners.

“New Credit Facility” is defined in Section 10.9.

“New Facility Additional Provisions” is defined in Section 10.9.

“Non-U.S. Plan” means any plan, fund or other similar program that (a) is established or maintained outside the United States of America by the Company or any Subsidiary primarily for the benefit of employees of the Company or one or more Subsidiaries residing outside the United States of America, which plan, fund or other similar program provides, or results in, retirement income, a deferral of income in contemplation of retirement or payments to be made upon termination of employment, and (b) is not subject to ERISA or the Code.

“Note Documents” means (a) this Agreement, (b) the Notes, (c) each Subsidiary Guaranty, and (d) each other document or instrument now or hereafter executed and delivered by an Obligor in connection with, pursuant to or relating to this Agreement, in each case, as amended.

“Notes” is defined in Section 1.

“NRSRO” means a Nationally Recognized Statistical Rating Organization so designated by the SEC whose status has been confirmed by the SVO.

“Obligors” means, collectively, the Company and the Subsidiary Guarantors.

“OFAC” means the Office of Foreign Assets Control of the United States Department of the Treasury.

“OFAC Sanctions Program” means any economic or trade sanction that OFAC is responsible for administering and enforcing. A list of OFAC Sanctions Programs may be found at http://www.treasury.gov/resource-center/sanctions/Programs/Pages/Programs.aspx.

“Officer’s Certificate” means a certificate of a Senior Financial Officer or of any other officer of the Company whose responsibilities extend to the subject matter of such certificate.

“PBGC” means the Pension Benefit Guaranty Corporation referred to and defined in ERISA.

“Permitted SBIC Guarantee” means a guarantee by the Company of Indebtedness of an SBIC Subsidiary on the SBA’s then applicable form; provided that the recourse to the Company thereunder is expressly limited only to periods after the occurrence of an event or condition that is an impermissible change in the control of such SBIC Subsidiary (it being understood that, as provided in clause (m) of Section 11, it shall be an Event of Default hereunder if any such event or condition giving rise to such recourse occurs).

“Person” means an individual, partnership, corporation, limited liability company, association, trust, unincorporated organization, business entity or Governmental Authority.

“Plan” means an “employee benefit plan” (as defined in section 3(3) of ERISA) subject to Title I of ERISA that is or, within the preceding five years, has been established or maintained, or to which contributions are or, within the preceding five years, have been made or required to be made, by the Company or any ERISA Affiliate or with respect to which the Company or any ERISA Affiliate may have any liability.

“Portfolio Investment” means any Investment held by the Obligors in their asset portfolio.

“PPM” means the private placement memorandum, dated as of October 5, 2016, relating to the common stock offering of the Company.

“Prepayment Settlement Amount” shall have the meaning set forth in Section 8.6.

“Presentation” is defined in Section 5.3.

“property” or “properties” means, unless otherwise specifically limited, real or personal property of any kind, tangible or intangible, choate or inchoate.

“PTE” is defined in Section 6.2(a).

“Purchaser” or “Purchasers” means each of the purchasers that has executed and delivered this Agreement to the Company and such Purchaser’s successors and assigns (so long as any such assignment complies with Section 13.2), provided, however, that any Purchaser of a Note that ceases to be the registered holder or a beneficial owner (through a nominee) of such Note as the result of a transfer thereof pursuant to Section 13.2 shall cease to be included within the meaning of “Purchaser” of such Note for the purposes of this Agreement upon such transfer.

“Purchaser Schedule” means the Purchaser Schedule to this Agreement listing the Purchasers of the Notes and including their notice and payment information.

“Qualified Institutional Buyer” means any Person who is a “qualified institutional buyer” within the meaning of such term as set forth in Rule 144A(a)(1) under the Securities Act.

“QPAM Exemption” is defined in Section 6.2(d).

“Rating” means a rating of the Notes, which rating shall specifically describe the Notes, including their interest rate, maturity and Private Placement Number, issued by a NRSRO.

“Related Fund” means, with respect to any holder of any Note, any fund or entity that (a) invests in Securities or bank loans, and (b) is advised or managed by such holder, the same investment advisor as such holder or by an affiliate of such holder or such investment advisor.

“Replacement Facility” means at any time on or after the SunTrust Facility is expired or terminated, the senior secured credit facility or similar secured loan agreement to which the Company is a party as borrower and pursuant to which substantially all of the Company’s assets, other than investments in Subsidiaries, are pledged and which includes terms that are substantially comparable to market terms for substantially similar debt of other similarly situated borrowers as reasonably determined in good faith by the Company or, if such transaction is not one in which there are market terms for substantially similar debt of other similarly situated borrowers, on terms that are negotiated in good faith on an arm’s length basis and which, for purposes of a “Replacement Facility” as referenced in Section 10.5, terms with respect to the incurrence of Liens shall not be materially different than those that had been set forth in the SunTrust Facility.

“Required Holders” means at any time (i) after the first Closing and prior to the second Closing, the Purchasers of Notes to be sold at the second Closing and the holders of more than 50% in aggregate principal amount of the Notes sold at the first Closing at the time outstanding (exclusive of Notes then owned by the Company or any of its Affiliates), and (ii) on or after the second Closing, the holders of more than 50% in aggregate principal amount of the Notes at the time outstanding (exclusive of Notes then owned by the Company or any of its Affiliates).

“Responsible Officer” means any Senior Financial Officer and any other officer of the Company with responsibility for the administration of the relevant portion of this Agreement.

“Restricted Payment” means any dividend or other distribution (whether in cash, securities or other property) with respect to any shares of any class of capital stock of the Company or any of its Subsidiaries, or any payment (whether in cash, securities or other property), including any sinking fund or similar deposit, on account of the purchase, redemption, retirement, acquisition, cancellation or termination of any such shares of capital stock of the Company or any option, warrant or other right to acquire any such shares of capital stock of the Company (it being understood that none of: (w) the conversion features under convertible notes; (x) the triggering and/or settlement thereof; or (y) any cash payment made by the Company in respect of partial shares relating thereto, shall constitute a Restricted Payment hereunder).

“RIC” means a person qualifying for treatment as a “regulated investment company” under the Code.

“SBA” means the United States Small Business Administration.

“SBIC Equity Commitment” means a commitment by the Company to make one or more capital contributions to an SBIC Subsidiary.

“SBIC Subsidiary” means any direct or indirect Subsidiary (including such Subsidiary’s general partner or managing entity to the extent that the only material asset of such general partner or managing entity is its equity interest in the SBIC Subsidiary) of the Company licensed as a small business investment company under the Small Business Investment Act of 1958, as amended (or that has applied for such a license and is actively pursuing the granting thereof by appropriate proceedings promptly instituted and diligently conducted) and which is designated by the Company (as provided below) as an SBIC Subsidiary, so long as (a) no portion of the Indebtedness or any other obligations (contingent or otherwise) of such Subsidiary: (i) is Guaranteed by any Obligor (other than a Permitted SBIC Guarantee), (ii) is recourse to or obligates any Obligor in any way (other than in respect of any SBIC Equity Commitment or Permitted SBIC Guarantee), or (iii) subjects any property of any Obligor, directly or indirectly, contingently or otherwise, to the satisfaction thereof, other than Equity Interests in any SBIC Subsidiary pledged to secure such Indebtedness, and (b) no Obligor has any obligation to maintain or preserve such Subsidiary’s financial condition or cause such entity to achieve certain levels of operating results. Any such designation by the Company shall be effected pursuant to a certificate of a Financial Officer delivered to the holders of the Notes, which certificate shall include a statement to the effect that, to the best of such officer’s knowledge, such designation complied with the foregoing conditions.

“SEC” means the Securities and Exchange Commission of the United States of America.

“Section 8.8 Proposed Prepayment Date” is defined in Section 8.8.

“Securities” or “Security” shall have the meaning specified in section 2(1) of the Securities Act.

“Securities Act” means the Securities Act of 1933 and the rules and regulations promulgated thereunder from time to time in effect.

“Senior Financial Officer” means the chief financial officer, principal accounting officer, treasurer or comptroller of the Company.

“Shareholders’ Equity” means, at any date, the amount determined on a consolidated basis, without duplication, in accordance with GAAP, of shareholders equity for the Company and its Subsidiaries at such date.

“Significant Subsidiary” means any Subsidiary which is a “significant subsidiary” (within the meaning specified in Rule 1-02(w) of Regulation S-X, promulgated under the Securities Act) of the Company, excluding any Subsidiary of the Company which is (a) a nonrecourse or limited recourse subsidiary, (b) a bankruptcy remote special purpose vehicle, (c) that is not consolidated with the Company for purposes of GAAP, or (d) any Financing Subsidiary; provided that each Subsidiary Guarantor shall be deemed to be a “Significant Subsidiary.

“Source” is defined in Section 6.2.

“SPE Subsidiary” means a direct or indirect Subsidiary of the Company to which any Obligor sells, conveys or otherwise transfers (whether directly or indirectly) Portfolio Investments, and which either (a) is treated as an “SPE Subsidiary” or similar designation under the SunTrust Facility or any Replacement Facility or (b) satisfies all of the following requirements:

(i) such Subsidiary engages in no material activities other than in connection with the purchase or financing of such assets and other investments:

(a) no portion of the Indebtedness or any other obligations (contingent or otherwise) of such Subsidiary (i) is Guaranteed by any Obligor (other than Guarantees in respect of Standard Securitization Undertakings), (ii) is recourse to or obligates any Obligor in any way other than pursuant to Standard Securitization Undertakings or (iii) subjects any property of any Obligor, directly or indirectly, contingently or otherwise, to the satisfaction thereof, other than pursuant to Standard Securitization Undertakings or any Guarantee thereof,

(b) no Obligor has any material contract, agreement, arrangement or understanding with such Subsidiary other than on terms no less favorable to such Obligor than those that might be obtained at the time from Persons that are not Affiliates of any Obligor, other than fees payable in the ordinary course of business in connection with servicing receivables, and

(c) no Obligor has any obligation to maintain or preserve such Subsidiary’s financial condition or cause such entity to achieve certain levels of operating results.

Each Subsidiary of an SPE Subsidiary shall be deemed to be an SPE Subsidiary and shall comply with the foregoing requirements of this definition.

“Standard Securitization Undertakings” means, collectively, (a) customary arms-length servicing obligations (together with any related performance guarantees), (b) obligations (together with any related performance guarantees) to refund the purchase price or grant purchase price credits for dilutive events or misrepresentations (in each case unrelated to the collectibility of the assets sold or the creditworthiness of the associated account debtors) and (c) representations, warranties, covenants and indemnities (together with any related performance guarantees) of a type that are reasonably customary in commercial loan and other asset-backed securitizations.

“State Sanctions List” means a list that is adopted by any state Governmental Authority within the United States of America pertaining to Persons that engage in investment or other commercial activities in Iran or any other country that is a target of economic sanctions imposed under U.S. Economic Sanctions Laws.

“Subsidiary” means, as to any Person, any other Person in which such first Person or one or more of its Subsidiaries or such first Person and one or more of its Subsidiaries owns sufficient equity or voting interests to enable it or them (as a group) ordinarily, in the absence of contingencies, to elect a majority of the directors (or Persons performing similar functions) of such second Person, and any partnership or joint venture if more than a 50% interest in the profits or capital thereof is owned by such first Person or one or more of its Subsidiaries or such first Person and one or more of its Subsidiaries (unless such partnership or joint venture can and does ordinarily take major business actions without the prior approval of such Person or one or more of its Subsidiaries). Anything herein to the contrary notwithstanding, the term “Subsidiary” shall not include any Person that constitutes an Investment held by the Company or a Subsidiary in the ordinary course of business and that is not, under GAAP consolidated on the financial statements of the Borrower and its Subsidiaries. Unless the context otherwise clearly requires, any reference to a “Subsidiary” is a reference to a Subsidiary of the Company.

“Subsidiary Guaranty” is defined in Section 2.2.

“Subsidiary Guarantor” means each Initial Subsidiary Guarantor and any Subsidiary that has executed and delivered a Subsidiary Guaranty pursuant to Section 9.7. It is understood and agreed that no Financing Subsidiary or Foreign Subsidiary shall be a Subsidiary Guarantor.

“Substitute Purchaser” is defined in Section 21.

“SunTrust” means SunTrust Bank.

“SunTrust Facility” means that certain senior secured revolving credit facility dated as of February 1, 2017, as the same may be amended, amended and restated, supplemented or otherwise modified from time to time, by and among the Company, as borrower, SunTrust Bank, as administrative agent and lender, and the lenders from time to time party thereto.

“Super-Majority Holders” means at any time (i) after the first Closing and prior to the second Closing, the Purchasers of Notes to be sold at the second Closing and the holders of at least 70% in principal amount of the Notes at the time outstanding (exclusive of Notes then owned by the Company or any of its Affiliates), and (ii) on or after the second Closing, the holders of at least 70% in principal amount of the Notes at the time outstanding (exclusive of Notes then owned by the Company or any of its Affiliates).

“SVO” means the Securities Valuation Office of the NAIC.

“United States Person” has the meaning set forth in Section 7701(a)(30) of the Code.

“Unsecured Debt” means Indebtedness of the Company with a final maturity greater than one year from the date of determination outstanding at any time that is not secured in any manner by any Lien on assets of the Company or any of its Subsidiaries.

“USA PATRIOT Act” means United States Public Law 107-56, Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism (USA PATRIOT ACT) Act of 2001 and the rules and regulations promulgated thereunder from time to time in effect.

“U.S. Economic Sanctions Laws” means those laws, executive orders, enabling legislation or regulations administered and enforced by the United States pursuant to which economic sanctions have been imposed on any Person, entity, organization, country or regime, including the Trading with the Enemy Act, the International Emergency Economic Powers Act, the Iran Sanctions Act, the Sudan Accountability and Divestment Act and any other OFAC Sanctions Program.

“Wholly-Owned Subsidiary” means, at any time, any Subsidiary all of the equity interests (except directors’ qualifying shares) and voting interests of which are owned by any one or more of the Company and the Company’s other Wholly-Owned Subsidiaries at such time.

APPENDIX A

RELEVANT DEFINITIONS FROM THE COMPANY’S EXISTING PPM

A “Key Person Event” will occur if, during the Commitment Period (as defined below), two of the four of Douglas I. Ostrover, Marc S. Lipschultz, Craig W. Packer and Alan J. Kirshenbaum (the “Key Persons” and each, a “Key Person”), (i) provide notice of resignation, resign, are terminated or are provided with notice of termination from the position of (1) in the case of Douglas I. Ostrover, Marc S. Lipschultz and Craig W. Packer, co-chief investment officer of the External Manager and (2) in the case of Alan J. Kirshenbaum, chief financial officer of the Adviser, (ii) die or are disabled or (iii) cease to be actively involved (1) in the case of Douglas I. Ostrover, Marc S. Lipschultz and Craig W. Packer, as a member of the Investment Committee or (2) in the case of Alan J. Kirshenbaum, as an officer of the Adviser, for any consecutive period exceeding 60 days. For purposes of this provision, the Adviser is permitted at any time to replace one of the Key Persons with a senior professional selected by the Adviser, provided that such replacement is approved by 75% of the outstanding shares of Common Stock.

A “Cause Event” will occur if, during the Commitment Period, an event constituting Cause occurs. “Cause” means (A) any disqualification of a Key Person under Section 9(a) of the 1940 Act; (B) the conviction of (or plea of no contest by) any Key Person of a felony involving fraud, false statements or omissions, wrongful taking of property, bribery, perjury, forgery, counterfeiting, extortion, or conspiracy to commit such offenses; (C) the final judicial determination by a court of competent jurisdiction of fraud, willful misconduct or gross negligence by the Adviser or any Key Person in the performance of its obligations under the Investment Advisory Agreement; or (D) the conviction of (or a plea of no contest by) any Key Person or the Adviser of a violation of the substantive provisions of any U.S. federal or state securities law (other than any inadvertent or technical violation of any such law which has no material adverse impact on the Company or any other violation which has no material adverse impact on the Company).

[FORM OF NOTE]

OWL ROCK CAPITAL CORPORATION

4.75% SENIOR NOTE DUE JUNE 21, 2023

No. [ ]	[Date]
$[ ]	PPN 69120# AA4

FOR VALUE RECEIVED, the undersigned, OWL ROCK CAPITAL CORPORATION (herein called the “Company”), a corporation organized and existing under the laws of the State of Maryland, hereby promises to pay to [                    ], or registered assigns, the principal sum of [                                ] DOLLARS (or so much thereof as shall not have been prepaid) on June 21, 2023 (the “Maturity Date”), with interest (computed on the basis of a 360-day year of twelve 30-day months) (a) on the unpaid balance hereof at the rate of 4.75% per annum, as may be adjusted in accordance with Section 1.2 of the Note Purchase Agreement (as hereinafter defined), from the date hereof, payable semiannually, on the 21st day of June and December in each year, commencing with the June or December next succeeding the date hereof, and on the Maturity Date, until the principal hereof shall have become due and payable, and (b) to the extent permitted by law, (x) on any overdue payment of interest and (y) during the continuance of an Event of Default, on such unpaid balance and on any overdue payment of any Make-Whole Amount or Prepayment Settlement Amount, at a rate per annum from time to time equal to the Default Rate (as defined in the hereinafter defined Note Purchase Agreement), payable semiannually as aforesaid (or, at the option of the registered holder hereof, on demand).

Payments of principal of, interest on and any Make-Whole Amount or Prepayment Settlement Amount with respect to this Note are to be made in lawful money of the United States of America at SunTrust Bank in New York, New York or at such other place as the Company shall have designated by written notice to the holder of this Note as provided in the Note Purchase Agreement referred to below.

This Note is one of a series of Senior Notes (herein called the “Notes”) issued pursuant to the Note Purchase Agreement, dated December 21, 2017 (as from time to time amended, the “Note Purchase Agreement”), between the Company and the respective Purchasers named therein and is entitled to the benefits thereof. Each holder of this Note will be deemed, by its acceptance hereof, to have (i) agreed to the confidentiality provisions set forth in Section 20 of the Note Purchase Agreement and (ii) made the representation set forth in Section 6.2 of the Note Purchase Agreement. Unless otherwise indicated, capitalized terms used in this Note shall have the respective meanings ascribed to such terms in the Note Purchase Agreement.

SCHEDULE 1

(to Note Purchase Agreement)

This Note is a registered Note and, as provided in the Note Purchase Agreement, upon surrender of this Note for registration of transfer accompanied by a written instrument of transfer duly executed, by the registered holder hereof or such holder’s attorney duly authorized in writing, a new Note for a like principal amount will be issued to, and registered in the name of, the transferee. Prior to due presentment for registration of transfer, the Company may treat the Person in whose name this Note is registered as the owner hereof for the purpose of receiving payment and for all other purposes, and the Company will not be affected by any notice to the contrary.

This Note is subject to optional prepayment, in whole or from time to time in part, at the times and on the terms specified in the Note Purchase Agreement, but not otherwise.

If an Event of Default occurs and is continuing, the principal of this Note may be declared or otherwise become due and payable in the manner, at the price (including any applicable Make-Whole Amount or Prepayment Settlement Amount) and with the effect provided in the Note Purchase Agreement.

This Note shall be construed and enforced in accordance with, and the rights of the Company and the holder of this Note shall be governed by, the law of the State of New York excluding choice-of-law principles of the law of such State that would permit the application of the laws of a jurisdiction other than such State.

OWL ROCK CAPITAL CORPORATION

By
Alan Kirshenbaum, Chief Financial Officer

SUBSIDIARY GUARANTY

[SEE ATTACHED]

SCHEDULE 2.2

(to Note Purchase Agreement)

GUARANTY AGREEMENT

Dated as of December 21, 2017

of

OR Lending LLC

GUARANTY AGREEMENT

THIS GUARANTY AGREEMENT, dated as of December 21, 2017 (this “Guaranty Agreement”), is made by the undersigned (the “Guarantor” and, together with any other entities from time to time parties hereto pursuant to Section 15.1 hereof, the “Guarantors”) in favor of the Purchasers (as defined below) and the other holders from time to time of the Notes (as defined below). The Purchasers and such other holders are herein collectively called the “holders” and individually a “holder.”

PRELIMINARY STATEMENTS:

I. Owl Rock Capital Corporation, a Maryland company (the “Company”), is entering] into a Note Purchase Agreement dated as of December 21, 2017 (as amended, modified, supplemented or restated from time to time, the “Note Agreement”) with the Persons listed on the signature pages thereto (the “Purchasers”) simultaneously with the delivery of this Guaranty Agreement. Capitalized terms used herein have the meanings specified in the Note Agreement unless otherwise defined herein.

II. The Company has authorized the issuance, pursuant to the Note Agreement, of 4.75% Senior Notes due June 21, 2023 in the aggregate principal amount of up to $150,000,000. Pursuant to the Note Agreement, the Company has issued and sold $138,500,000 aggregate principal amount of its 4.75% Senior Notes due June 21, 2023 (the “Initial Notes”). The Initial Notes and any other Notes that may from time to time be issued pursuant to the Note Agreement (including any notes issued in substitution for any of the Notes) are herein collectively called the “Notes” and individually a “Note”.

III. It is a condition to the Agreement of the Purchasers to purchase the Notes that this Guaranty Agreement shall have been executed and delivered by the Guarantor and shall be in full force and effect.

IV. The Guarantor will receive direct and indirect benefits from the financing arrangements contemplated by the Note Agreement. The Managing Member of the Guarantor has determined that the incurrence of such obligations is in the best interests of the Guarantor.

NOW THEREFORE, in order to induce, and in consideration of, the execution and delivery of the Note Agreement and the purchase of the Notes by each of the Purchasers, each Guarantor hereby covenants and agrees with, and represents and warrants to each of the holders as follows:

SECTION 1. GUARANTY.

Each Guarantor hereby irrevocably, unconditionally and jointly and severally with any other Guarantors guarantees to each holder, the due and punctual payment in full of (a) the principal of, Make-Whole Amount, if any, and the Prepayment Settlement Amount, if any, and interest on (including, without limitation, interest accruing after the filing of any petition in bankruptcy, or the commencement of any insolvency, reorganization or like proceeding, whether or not a claim for post-filing or post-petition interest is allowed in such proceeding), and any other amounts due under, the Notes when and as the same shall become due and payable (whether at stated maturity or by required or optional prepayment or by acceleration or otherwise) and (b) any other sums which may become due under the terms and provisions of the Notes, the Note Agreement or any other instrument referred to therein) all such obligations described in clauses (a) and (b) above are herein called the “Guaranteed Obligations”). The guaranty in the preceding sentence is an absolute, present and continuing guaranty of payment and not of collectibility and is in no way conditional or contingent upon any attempt to collect from the Company or any other guarantor of the Notes (including, without limitation, any other Guarantor hereunder) or upon any other action, occurrence or circumstance whatsoever. In the event that the Company shall fail so to pay any of such Guaranteed Obligations, each Guarantor agrees to pay the same when due to the holders entitled thereto, without demand, presentment, protest or notice of any kind, in lawful money of the United States of America, pursuant to the requirements for payment specified in the Notes and the Note Agreement. Each default in payment of any of the Guaranteed Obligations shall give rise to a separate cause of action hereunder and separate suits may be brought hereunder as each cause of action arises. Each Guarantor agrees that the Notes issued in connection with the Note Agreement may (but need not) make reference to this Guaranty Agreement.

Each Guarantor agrees to pay and to indemnify and save each holder harmless from and against any damage, loss, cost or expense (including attorneys’ fees) which such holder may incur or be subject to as a consequence, direct or indirect, of (x) any breach by such Guarantor, by any other Guarantor or by the Company of any warranty, covenant, term or condition in, or the occurrence of any default under, this Guaranty Agreement, the Notes, the Note Agreement or any other instrument referred to therein, together with all expenses resulting from the compromise or defense of any claims or liabilities arising as a result of any such breach or default, (y) any legal action commenced to challenge the validity or enforceability of this Guaranty Agreement, the Notes, the Note Agreement or any other instrument referred to therein and (z) enforcing or defending (or determining whether or how to enforce or defend) the provisions of this Guaranty Agreement.

Each Guarantor hereby acknowledges and agrees that such Guarantor’s liability hereunder is joint and several with the other Guarantors and any other Person(s) who may guarantee the obligations and Indebtedness under and in respect of the Notes and the Note Agreement.

Notwithstanding the foregoing provisions or any other provision of this Guaranty Agreement, the Purchasers (on behalf of themselves and their successors and assigns) and each Guarantor hereby agree that if at any time the Guaranteed Obligations exceed the Maximum Guaranteed Amount determined as of such time with regard to such Guarantor, then this Guaranty Agreement shall be automatically amended to reduce the Guaranteed Obligations to the Maximum Guaranteed Amount. Such amendment shall not require the written consent of any Guarantor or any holder and shall be deemed to have been automatically consented to by each

Guarantor and each holder. Each Guarantor agrees that the Guaranteed Obligations may at any time exceed the Maximum Guaranteed Amount without affecting or impairing the obligation of such Guarantor. “Maximum Guaranteed Amount” means as of the date of determination with respect to a Guarantor, the lesser of (a) the amount of the Guaranteed Obligations outstanding on such date and (b) the maximum amount that would not render such Guarantor’s liability under this Guaranty Agreement subject to avoidance under Section 548 of the United States Bankruptcy Code (or any successor provision) or any comparable provision of applicable state law.

SECTION 2. OBLIGATIONS ABSOLUTE.

The obligations of each Guarantor hereunder shall be primary, absolute, irrevocable and unconditional, irrespective of the validity or enforceability of the Notes, the Note Agreement or any other instrument referred to therein, shall not be subject to any counterclaim, setoff, deduction or defense based upon any claim such Guarantor may have against the Company or any holder or otherwise, and shall remain in full force and effect without regard to, and shall not be released, discharged or in any way affected by, any circumstance or condition whatsoever (whether or not such Guarantor shall have any knowledge or notice thereof), including, without limitation: (a) any amendment to, modification of, supplement to or restatement of the Notes, the Note Agreement or any other instrument referred to therein (it being agreed that the obligations of each Guarantor hereunder shall apply to the Notes, the Note Agreement or any such other instrument as so amended, modified, supplemented or restated) or any assignment or transfer of any thereof or of any interest therein, or any furnishing, acceptance or release of any security for the Notes or the addition, substitution or release of any other Guarantor or any other entity or other Person primarily or secondarily liable in respect of the Guaranteed Obligations; (b) any waiver, consent, extension, indulgence or other action or inaction under or in respect of the Notes, the Note Agreement or any other instrument referred to therein; (c) any bankruptcy, insolvency, arrangement, reorganization, readjustment, composition, liquidation or similar proceeding with respect to the Company or its property; (d) any merger, amalgamation or consolidation of any Guarantor or of the Company into or with any other Person or any sale, lease or transfer of any or all of the assets of any Guarantor or of the Company to any Person; (e) any failure on the part of the Company for any reason to comply with or perform any of the terms of any other agreement with any Guarantor; (f) any failure on the part of any holder to obtain, maintain, register or otherwise perfect any security; or (g) any other event or circumstance which might otherwise constitute a legal or equitable discharge or defense of a guarantor (whether or not similar to the foregoing), and in any event however material or prejudicial it may be to any Guarantor or to any subrogation, contribution or reimbursement rights any Guarantor may otherwise have. Each Guarantor covenants that its obligations hereunder will not be discharged except by indefeasible payment in full in cash of all of the Guaranteed Obligations and all other obligations hereunder.

SECTION 3. WAIVER.

Each Guarantor unconditionally waives to the fullest extent permitted by law, (a) notice of acceptance hereof, of any action taken or omitted in reliance hereon and of any default by the Company in the payment of any amounts due under the Notes, the Note Agreement or any other instrument referred to therein, and of any of the matters referred to in Section 2 hereof, (b) all notices which may be required by statute, rule of law or otherwise to preserve any of the rights of any holder against such Guarantor, including, without limitation, presentment to or demand for payment from the Company or any Guarantor with respect to any Note, notice to the Company or to any Guarantor of default or protest for nonpayment or dishonor and the filing of claims with a court in the event of the bankruptcy of the Company, (c) any right to require any holder to enforce, assert or exercise any right, power or remedy including, without limitation, any right, power or remedy conferred in the Note Agreement or the Notes, (d) any requirement for diligence on the part of any holder and (e) any other act or omission or thing or delay in doing any other act or thing which might in any manner or to any extent vary the risk of such Guarantor or otherwise operate as a discharge of such Guarantor or in any manner lessen the obligations of such Guarantor hereunder.

SECTION 4. OBLIGATIONS UNIMPAIRED.

Each Guarantor authorizes the holders, without notice or demand to such Guarantor or any other Guarantor and without affecting its obligations hereunder, from time to time: (a) to renew, compromise, extend, accelerate or otherwise change the time for payment of, all or any part of the Notes, the Note Agreement or any other instrument referred to therein; (b) to change any of the representations, covenants, events of default or any other terms or conditions of or pertaining to the Notes, the Note Agreement or any other instrument referred to therein, including, without limitation, decreases or increases in amounts of principal, rates of interest, the Make-Whole Amount, the Prepayment Settlement Amount or any other obligation; (c) to take and hold security for the payment of the Notes, the Note Agreement or any other instrument referred to therein, for the performance of this Guaranty Agreement or otherwise for the Indebtedness guaranteed hereby and to exchange, enforce, waive, subordinate and release any such security; (d) to apply any such security and to direct the order or manner of sale thereof as the holders in their sole discretion may determine; (e) to obtain additional or substitute endorsers or guarantors or release any other Guarantor or any other Person or entity primarily or secondarily liable in respect of the Guaranteed Obligations; (f) to exercise or refrain from exercising any rights against the Company, any Guarantor or any other Person; and (g) to apply any sums, by whomsoever paid or however realized, to the payment of the Guaranteed Obligations and all other obligations owed hereunder. The holders shall have no obligation to proceed against any additional or substitute endorsers or guarantors or to pursue or exhaust any security provided by the Company, such Guarantor or any other Guarantor or any other Person or to pursue any other remedy available to the holders.

If an event permitting the acceleration of the maturity of the principal amount of any Notes shall exist and such acceleration shall at such time be prevented or the right of any holder to receive any payment on account of the Guaranteed Obligations shall at such time be delayed or otherwise affected by reason of the pendency against the Company, any Guarantor or any other guarantors of a case or proceeding under a bankruptcy or insolvency law, such Guarantor agrees that, for purposes of this Guaranty Agreement and its obligations hereunder, the maturity of such principal amount shall be deemed to have been accelerated with the same effect as if the holder thereof had accelerated the same in accordance with the terms of the Note Agreement, and such Guarantor shall forthwith pay such accelerated Guaranteed Obligations.

SECTION 5. SUBROGATION AND SUBORDINATION.

(a) Each Guarantor will not exercise any rights which it may have acquired by way of subrogation under this Guaranty Agreement, by any payment made hereunder or otherwise, or accept any payment on account of such subrogation rights, or any rights of reimbursement, contribution or indemnity or any rights or recourse to any security for the Notes or this Guaranty Agreement unless and until all of the Guaranteed Obligations shall have been indefeasibly paid in full in cash.

(b) Each Guarantor hereby subordinates the payment of all Indebtedness and other obligations of the Company or any other guarantor of the Guaranteed Obligations owing to such Guarantor, whether now existing or hereafter arising, including, without limitation, all rights and claims described in clause (a) of this Section 5, to the indefeasible payment in full in cash of all of the Guaranteed Obligations. If the Required Holders so request, any such Indebtedness or other obligations shall be enforced and performance received by such Guarantor as trustee for the holders and the proceeds thereof shall be paid over to the holders promptly, in the form received (together with any necessary endorsements) to be applied to the Guaranteed Obligations, whether matured or unmatured, as may be directed by the Required Holders, but without reducing or affecting in any manner the liability of any Guarantor under this Guaranty Agreement.

(c) If any amount or other payment is made to or accepted by any Guarantor in violation of any of the preceding clauses (a) and (b) of this Section 5, such amount shall be deemed to have been paid to such Guarantor for the benefit of, and held in trust for the benefit of, the holders and shall be paid over to the holders promptly, in the form received (together with any necessary endorsements) to be applied to the Guaranteed Obligations, whether matured or unmatured, as may be directed by the Required Holders, but without reducing or affecting in any manner the liability of such Guarantor under this Guaranty Agreement.

(d) Each Guarantor acknowledges that it will receive direct and indirect benefits from the financing arrangements contemplated by the Note Agreement and that its agreements set forth in this Guaranty Agreement (including this Section 5) are knowingly made in contemplation of such benefits.

(e) Each Guarantor hereby agrees that, to the extent that a Guarantor shall have paid an amount hereunder to any holder that is greater than the net value of the benefits received, directly or indirectly, by such paying Guarantor as a result of the issuance and sale of the Notes (such net value, its “Proportionate Share”), such paying Guarantor shall, subject to Section 5(a) and 5(b), be entitled to contribution from any Guarantor that has not paid its Proportionate Share of the Guaranteed Obligations. Any amount payable as a contribution under this Section 5(e) shall be determined as of the date on which the related payment is made by such Guarantor seeking contribution and each Guarantor acknowledges that the right to contribution hereunder shall constitute an asset of such Guarantor to which such contribution is owed. Notwithstanding the foregoing, the provisions of this Section 5(e) shall in no respect limit the obligations and liabilities of any Guarantor to the holders of the Notes hereunder or under the Notes, the Note Agreement or any other document, instrument or agreement executed in connection therewith, and each Guarantor shall remain jointly and severally liable for the full payment and performance of the Guaranteed Obligations.

SECTION 6. REINSTATEMENT OF GUARANTY.

This Guaranty Agreement shall continue to be effective, or be reinstated, as the case may be, if and to the extent at any time payment, in whole or in part, of any of the sums due to any holder on account of the Guaranteed Obligations is rescinded or must otherwise be restored or returned by a holder upon the insolvency, bankruptcy, dissolution, liquidation or reorganization of the Company or any other guarantors, or upon or as a result of the appointment of a custodian, receiver, trustee or other officer with similar powers with respect to the Company or any other guarantors or any part of its or their property, or otherwise, all as though such payments had not been made.

SECTION 7. RANK OF GUARANTY.

Each Guarantor will ensure that its payment obligations under this Guaranty Agreement will at all times rank at least pari passu, without preference or priority, with all other unsecured and unsubordinated Indebtedness of such Guarantor now or hereafter existing.

SECTION 8. RESERVED.

SECTION 9. REPRESENTATIONS AND WARRANTIES OF EACH GUARANTOR.

Each Guarantor represents and warrants to each holder as follows:

Section 9.1. Organization; Power and Authority. Such Guarantor is a limited liability company, duly organized, validly existing and in good standing under the laws of Delaware , and is duly qualified as a foreign limited liability company and is in good standing in each jurisdiction in which such qualification is required by law, other than those jurisdictions as to which the failure to be so qualified or in good standing could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. Such Guarantor has the limited liability company power and authority to own or hold under lease the properties it purports to own or hold under lease, to transact the business it transacts and proposes to transact, to execute and deliver this Guaranty Agreement and to perform the provisions hereof.

Section 9.2. Authorization, Etc.    This Guaranty Agreement has been duly authorized by all necessary limited liability company action on the part of such Guarantor, and this Guaranty Agreement constitutes a legal, valid and binding obligation of such Guarantor enforceable against such Guarantor in accordance with its terms, except as such enforceability may be limited by (a) applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the enforcement of creditors’ rights generally and (b) general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

Section 9.3. Reserved.

Section 9.4. Compliance with Laws, Other instruments, Etc. The execution, delivery and performance by such Guarantor of this Guaranty Agreement will not (a) contravene, result in any breach of, or constitute a default under, or result in the creation of any Lien in respect of any property of such Guarantor or any of its Subsidiaries under, any indenture, mortgage, deed of trust, loan, purchase or credit agreement, lease, organizational documents, or any other agreement or instrument to which such Guarantor or any of its Subsidiaries is bound or by which such Guarantor or any of its Subsidiaries or any of their respective properties may be bound or affected, (b) conflict with or result in a breach of any of the terms, conditions or provisions of any order, judgment, decree, or ruling of any court, arbitrator or Governmental Authority applicable to such Guarantor or any of its Subsidiaries or (c) violate any provision of any statute or other rule or regulation of any Governmental Authority applicable to such Guarantor or any of its Subsidiaries. “Governmental Authority” means (x) the government of (i) the United States of America or any State or other political subdivision thereof, or (ii) any other jurisdiction in which such Guarantor or any of its Subsidiaries conducts all or any part of its business, or which asserts jurisdiction over any properties of such Guarantor or any of its Subsidiaries, or (y) any entity exercising executive, legislative, judicial, regulatory or administrative functions of, or pertaining to, any such government.

Section 9.5. Governmental Authorizations, Etc. No consent, approval or authorization of, or registration, filing or declaration with, any Governmental Authority is required in connection with the execution, delivery or performance by such Guarantor of this Guaranty Agreement.

Section 9.6. Information regarding the Company. Such Guarantor now has and will continue to have independent means of obtaining information concerning the affairs, financial condition and business of the Company. No holder shall have any duty or responsibility to provide such Guarantor with any credit or other information concerning the affairs, financial condition or business of the Company which may come into possession of the holders. Such Guarantor has executed and delivered this Guaranty Agreement without reliance upon any representation by the holders including, without limitation, with respect to (a) the due execution, validity, effectiveness or enforceability of any instrument, document or agreement evidencing or relating to any of the Guaranteed Obligations or any loan or other financial accommodation made or granted to the Company, (b) the validity, genuineness, enforceability, existence, value or sufficiency of any property securing any of the Guaranteed Obligations or the creation, perfection or priority of any lien or security interest in such property or (c) the existence, number, financial condition or creditworthiness of other guarantors or sureties, if any, with respect to any of the Guaranteed Obligations.

Section 9.7. Solvency. Upon the execution and delivery hereof, such Guarantor will be solvent, will be able to pay its debts as they mature, and will have capital sufficient to carry on its business.

SECTION 10. RESERVED.

SECTION 11. TERM OF GUARANTY AGREEMENT.

This Guaranty Agreement and all guarantees, covenants and agreements of the Guarantors contained herein shall continue in full force and effect and shall not be discharged until such time as all of the Guaranteed Obligations and all other obligations hereunder shall be indefeasibly paid in full in cash and shall be subject to reinstatement pursuant to Section 6.

SECTION 12. SURVIVAL OF REPRESENTATIONS AND WARRANTIES; ENTIRE AGREEMENT.

All representations and warranties contained herein shall survive the execution and delivery of this Guaranty Agreement and may be relied upon by any subsequent holder, regardless of any investigation made at any time by or on behalf of any Purchaser or any other holder. All statements contained in any certificate or other instrument delivered by or on behalf of a Guarantor pursuant to this Guaranty Agreement shall be deemed representations and warranties of such Guarantor under this Guaranty Agreement. Subject to the preceding sentence, this Guaranty Agreement embodies the entire agreement and understanding between each holder and the Guarantors and supersedes all prior agreements and understandings relating to the subject matter hereof.

SECTION 13. AMENDMENT AND WAIVER.

Section 13.1. Requirements. Except as otherwise provided in the fourth paragraph of Section 1 of this Guaranty Agreement, this Guaranty Agreement may be amended, and the observance of any term hereof may be waived (either retroactively or prospectively), with (and only with) the written consent of each Guarantor and the Required Holders, except that no amendment or waiver (a) of any of the first three paragraphs of Section 1 or any of the provisions of Section 2, 3, 4, 5, 6, 7, 11 or 13 hereof, or any defined term (as it is used therein), or (b) which results in the limitation of the liability of any Guarantor hereunder will be effective as to any holder unless consented to by such holder in writing (except to the extent provided in the fourth paragraph of Section 1 of this Guaranty Agreement).

Section 13.2. Solicitation of Holders of Notes.

(a) Solicitation. Each Guarantor will provide each holder of the Notes (irrespective of the amount of Notes then owned by it) with sufficient information, sufficiently far in advance of the date a decision is required, to enable such holder to make an informed and considered decision with respect to any proposed amendment, waiver or consent in respect of any of the provisions hereof. Each Guarantor will deliver executed or true and correct copies of each amendment, waiver or consent effected pursuant to the provisions of this Section 13.2 to each holder promptly following the date on which it is executed and delivered by, or receives the consent or approval of, the requisite holders of Notes.

(b) Payment. The Guarantors will not directly or indirectly pay or cause to be paid any remuneration, whether by way of supplemental or additional interest, fee or otherwise, or grant any security or provide other credit support, to any holder as consideration for or as an inducement to the entering into by any holder of any waiver or amendment of any of the terms and provisions hereof unless such remuneration is concurrently paid, or security is concurrently granted or other credit support concurrently provided, on the same terms, ratably to each holder even if such holder did not consent to such waiver or amendment.

(c) Consent in Contemplation of Transfer. Any consent made pursuant to this Section 13 by a holder that has transferred or has agreed to transfer its Notes to the Company, any Subsidiary or any Affiliate (including any Guarantor) of the Company and has provided or has agreed to provide such written consent as a condition to such transfer shall be void and of no force or effect except solely as to such holder, and any amendments effected or waivers granted or to be effected or granted that would not have been or would not be so effected or granted but for such consent (and the consents of all other holders of Notes that were acquired under the same or similar conditions) shall be void and of no force or effect except solely as to such holder.

Section 13.3. Binding Effect. Any amendment or waiver consented to as provided in this Section 13 applies equally to all holders and is binding upon them and upon each future holder and upon each Guarantor without regard to whether any Note has been marked to indicate such amendment or waiver. No such amendment or waiver will extend to or affect any obligation, covenant or agreement not expressly amended or waived or impair any right consequent thereon. No course of dealing between a Guarantor and the holder nor any delay in exercising any rights hereunder or under any Note shall operate as a waiver of any rights of any holder. As used herein, the term “this Guaranty Agreement” and references thereto shall mean this Guaranty Agreement as it may be amended, modified, supplemented or restated from time to time.

Section 13.4. Notes Held by Company, Etc. Solely for the purpose of determining whether the holders of the requisite percentage of the aggregate principal amount of Notes then outstanding approved or consented to any amendment, waiver or consent to be given under this Guaranty Agreement, or have directed the taking of any action provided herein to be taken upon the direction of the holders of a specified percentage of the aggregate principal amount of Notes then outstanding, Notes directly or indirectly owned by any Guarantor, the Company or any of their respective Affiliates shall be deemed not to be outstanding.

SECTION 14. NOTICES.

All notices and communications provided for hereunder shall be in writing and sent (a) by telecopy if the sender on the same day sends a confirming copy of such notice by a recognized overnight delivery service (charges prepaid), or (b) by registered or certified mail with return receipt requested (postage prepaid), or (c) by a recognized overnight delivery service (with charges prepaid). Any such notice must be sent:

(a) if to any Guarantor, to c/o Owl Rock Capital Corporation, 245 Park Avenue, 41st Floor, New York, New York 10167, Attention: Chief Financial Officer, or such other address as such Guarantor shall have specified to the holders in writing, or

(b) if to any holder, to such holder at the addresses specified for such communications set forth in Schedule A to the Note Agreement, or such other address as such holder shall have specified to the Guarantors in writing.

SECTION 15. MISCELLANEOUS.

Section 15.1. Successors and Assigns; Joinder. All covenants and other agreements contained in this Guaranty Agreement by or on behalf of any of the parties hereto bind and inure to the benefit of their respective successors and assigns whether so expressed or not. It is agreed and understood that any Person may become a Guarantor hereunder by executing a Guarantor Supplement substantially in the form of Exhibit A attached hereto and delivering the same to the Holders. Any such Person shall thereafter be a “Guarantor” for all purposes under this Guaranty Agreement.

Section 15.2. Severability. Any provision of this Guaranty Agreement that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall (to the full extent permitted by law), not invalidate or render unenforceable such provision in any other jurisdiction.

Section 15.3. Construction. Each covenant contained herein shall be construed (absent express provision to the contrary) as being independent of each other covenant contained herein, so that compliance with any one covenant shall not (absent such express contrary provision) be deemed to excuse compliance with any other covenant. Whether any provision herein refers to action to be taken by any Person, or which such Person is prohibited from taking, such provision shall be applicable whether such action is taken directly or indirectly by such Person.

The section and subsection headings in this Guaranty Agreement are for convenience of reference only and shall neither be deemed to be a part of this Guaranty Agreement nor modify, define, expand or limit any of the terms or provisions hereof. All references herein to numbered sections, unless otherwise indicated, are to sections of this Guaranty Agreement. Words and definitions in the singular shall be read and construed as though in the plural and vice versa, and words in the masculine, neuter or feminine gender shall be read and construed as though in either of the other genders where the context so requires.

Section 15.4. Further Assurances. Each Guarantor agrees to execute and deliver all such instruments and take all such action as the Required Holders may from time to time reasonably request in order to effectuate fully the purposes of this Guaranty Agreement.

Section 15.5. Governing Law. This Guaranty Agreement shall be construed and enforced in accordance with, and the rights of the parties shall be governed by, the law of the State of New York, excluding choice-of-law principles of the law of such State that would permit the application of the laws of a jurisdiction other than such State.

Section 15.6. Jurisdiction and Process; Waiver of Jury Trial. (a) Each Guarantor irrevocably submits to the non-exclusive jurisdiction of any New York State or federal court sitting in the Borough of Manhattan, The City of New York, over any suit, action or proceeding arising out of or relating to this Guaranty Agreement. To the fullest extent permitted by applicable law, each Guarantor irrevocably waives and agrees not to assert, by way of motion, as a defense or otherwise, any claim that it is not subject to the jurisdiction of any such court, any objection that it may now or hereafter have to the laying of the venue of any such suit, action or proceeding brought in any such court and any claim that any such suit, action or proceeding brought in any such court has been brought in an inconvenient forum.

(b) Each Guarantor consents to process being served by or on behalf of any holder in any suit, action or proceeding of the nature referred to in Section 15.6(a) by mailing a copy thereof by registered or certified mail (or any substantially similar form of mail), postage prepaid, return receipt requested, to it at its address specified in Section 14 or at such other address of which such holder shall then have been notified pursuant to Section 14. Each Guarantor agrees that such service upon receipt (i) shall be deemed in every respect effective service of process upon it in any such suit, action or proceeding and (ii) shall, to the fullest extent permitted by applicable law, be taken and held to be valid personal service upon and personal delivery to it. Notices hereunder shall be conclusively presumed received as evidenced by a delivery receipt furnished by the United States Postal Service or any reputable commercial delivery service.

(c) Nothing in this Section 15.6 shall affect the right of any holder to serve process in any manner permitted by law, or limit any right that the holders may have to bring proceedings against any Guarantor in the courts of any appropriate jurisdiction or to enforce in any lawful manner a judgment obtained in one jurisdiction in any other jurisdiction.

(d) THE GUARANTORS AND THE HOLDERS HEREBY WAIVE TRIAL BY JURY IN ANY ACTION BROUGHT ON OR WITH RESPECT TO THIS GUARANTY AGREEMENT OR OTHER DOCUMENT EXECUTED IN CONNECTION HEREWITH.

IN WITNESS WHEREOF, each Guarantor has caused this Guaranty Agreement to be duly executed and delivered as of the date and year first above written.

OR Lending LLC

By:
Name: Alan Kirshenbaum
Title: President

Notice Address for such Guarantor:

c/o Owl Rock Capital Corporation 245 Park Avenue, 41st Floor
New York, New York 10167
Attention: Chief Financial Officer

EXHIBIT A

GUARANTOR SUPPLEMENT

THIS GUARANTOR SUPPLEMENT (the “Guarantor Supplement”), dated as of [                    , 20        ] is made by [                    ], a [                    ](the “Additional Guarantor”), in favor of the holders from time to time of the Notes issued pursuant to the Note Agreement described below:

PRELIMINARY STATEMENTS:

I. Pursuant to the Note Purchase Agreement dated as of December 21, 2017 (as amended, modified, supplemented or restated from time to time, the “Note Agreement”), by and among Owl Rock Capital Corporation, a Maryland company (the “Company”), and the Persons listed on the signature pages thereto (the “Purchasers”), the Company has issued and sold $150,000,000 aggregate principal amount of its Senior Notes due June 21, 2023 (the “Initial Notes”). The Initial Notes and any other Notes that may from time to time be issued pursuant to the Note Agreement (including any notes issued in substitution for any of the Notes) are herein collectively called the “Notes” and individually a “Note”.

II. The Company is required pursuant to the Note Agreement to cause the Additional Guarantor to deliver this Guarantor Supplement in order to cause the Additional Guarantor to become a Guarantor under the Guaranty Agreement dated as of December 21, 2017 executed by OR Lending LLC (together with each entity that from time to time becomes a party thereto by executing a Guarantor Supplement pursuant to Section 15.1 thereof, collectively, the “Guarantors”) in favor of each holder from time to time of any of the Notes (as the same may be amended, restated, supplemented or otherwise modified from time to time, the “Guaranty Agreement”).

III. The Additional Guarantor has received and will receive substantial direct and indirect benefits from the Company’s compliance with the terms and conditions of the Note Agreement and the Notes issued thereunder.

IV. Capitalized terms used and not otherwise defined herein have the definitions set forth in the Note Agreement.

Now Therefore, in consideration of the funds advanced to the Company by the Purchasers under the Note Agreement and to enable the Company to comply with the terms of the Note Agreement, the Additional Guarantor hereby covenants, represents and warrants to the holders as follows:

The Additional Guarantor hereby becomes a Guarantor (as defined in the Guaranty Agreement) for all purposes of the Guaranty Agreement. Without limiting the foregoing, the Additional Guarantor hereby (a) jointly and severally with the other Guarantors under the Guaranty Agreement, guarantees to the holders from time to time of the Notes the prompt payment in full when due (whether at sated maturity, by acceleration or otherwise) and the full and prompt performance and observance of all Guaranteed Obligations ( as defined in Section 1 of the Guaranty Agreement) in the same manner and to the same extent as is provided in the Guaranty Agreement, (b) accepts and agrees to perform and observe all of the covenants set forth therein, (c) waives the rights set forth in Section 3 of the Guaranty Agreement, (d) makes the representations and warranties set forth in Section 9 of the Guaranty Agreement and (e) waives the rights, submits to jurisdiction, and waives service of process as described in Section 15.6 of the Guaranty Agreement.

Notice of acceptance of this Guarantor Supplement and of the Guaranty Agreement, as supplemented hereby, is hereby waived by the Additional Guarantor.

The address for notices and other communications to be delivered to the Additional Guarantor pursuant to Section 14 of the Guaranty Agreement is set forth below.

IN WITNESS WHEREOF, the Additional Guarantor has caused this Guarantor Supplement to be duly executed and delivered as of the date and year first above written.

[NAME OF GUARANTOR]

By:
Name:
Title:

Notice Address for such Guarantor

A-2

PURCHASER SCHEDULE

(to Note Purchase Agreement)